AGENCY AGREEMENT
DATED 15 SEPTEMBER 2016
PARTNERRE IRELAND FINANCE DAC
€750,000,000
1.25 per cent. Guaranteed Notes due 15 September 2026 unconditionally and irrevocably guaranteed by PARTNERRE LTD.

THIS AGREEMENT is made on 15 September 2016

BETWEEN:

(1)
PARTNERRE IRELAND FINANCE DAC, a designated activity company limited by shares incorporated under the laws of the Republic of Ireland with company number 586239 with offices at Fifth Floor, Block One, The Oval, 160 Shelbourne Road, Dublin 4, Ireland (the Issuer);

(2)	PARTNERRE LTD., an exempted company incorporated with limited liability under the laws of Bermuda with registered number 18620 with offices at 90 Pitts Bay Road, Pembroke, HM08,
Bermuda (the Guarantor); and

(3)
BNP PARIBAS SECURITIES SERVICES, a société en commandite par actions (S.C.A.) incorporated under the laws of France, registered with the Registre du Commerce et des Sociétés of Paris under number 552 108 011, whose registered office is at 3, Rue d’Antin - 75002 Paris, France and acting through its Luxembourg Branch whose offices are at 60, avenue J.F. Kennedy, L-1855 Luxembourg, having as postal address L-2085 Luxembourg and registered with the Luxembourg trade and companies register under number B. 86 862 in its capacity as fiscal and principal paying agent (in such capacity the Fiscal Agent, which expression shall include any successor fiscal agent appointed under clause 20) and in its capacity as paying agent (together with the Fiscal Agent and any further or other paying agents appointed from time to time in respect of the Notes, the Paying Agents).

WHEREAS:

(A)
The Issuer has agreed to issue €750,000,000 1.25 per cent. Guaranteed Notes due 15 September 2026 (the Notes which expression shall include, unless the context otherwise requires, any further Notes issued pursuant to Condition 14 (Further Issues) and forming a single series with the Notes).

(B)	The Notes will be issued in bearer form in the denominations of €100,000 and integral multiples of
€1,000 in excess thereof up to and including €199,000 each with interest coupons (Coupons) attached. The Notes are intended to be held in a manner which would allow Eurosystem eligibility.

(C)
The Notes will initially be represented by a temporary Global Note (the Temporary Global Note) in or substantially in the form set out in Part 1 of Schedule 1 which will be exchanged in accordance with its terms for a permanent Global Note (the Permanent Global Note and, together with the Temporary Global Note, the Global Notes) in or substantially in the form set out in Part 2 of Schedule 1.

(D)
The definitive Notes and Coupons will be in or substantially in the respective forms set out in Part 1 of Schedule 2. The Conditions of the Notes (the Conditions) will be in or substantially in the form set out in Part 2 of Schedule 2.

(E)
The Notes will be issued with the benefit of a deed of covenant dated 15 September 2016 (as amended or supplemented from time to time) (the Deed of Covenant) entered into by the Issuer substantially in the form set out in Schedule 3.

(F)
Payments in respect of the Notes will be unconditionally and irrevocably guaranteed by the Guarantor as provided in a guarantee (the Guarantee) entered into by the Guarantor substantially in the form set out in Schedule 4.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	As used in this Agreement:

Basic Terms Modification means any proposal:

(a)
to change the date, or the method of determining the date, for payment of principal, interest or any other amount in respect of the Notes, to reduce or cancel the amount of principal, interest or any other amount payable on any date in respect of the Notes or to change the method of calculating the amount of principal, interest or any other amount payable in respect of the Notes on any date;

(b)	modifying any provision of the Guarantee;

(c)	to change the currency in which any amount due in respect of the Notes is payable;

(d)
to change the quorum required at any meeting of Noteholders or the majority required to pass an Extraordinary Resolution or any other resolution of Noteholders or the number or percentage of votes required to be cast, or the number or percentage of Notes required to be held, in connection with the taking of any decision or action by or on behalf of the Noteholders or any of them;

(e)	to change this definition, the definition of "Extraordinary Resolution", the definition of "outstanding" or the definition of "Written Resolution" in the Conditions or in this Agreement;

(f)	to approve any exchange or substitution of the Notes for, or the conversion of the Notes into, any other obligations or securities of the Issuer or any other person; or

(g)
in connection with any proposed exchange, substitution or conversion of the type referred to in subparagraph (f) to amend any of the provisions of the Notes describing circumstances in which Notes may be redeemed or declared due and payable prior to their scheduled maturity date;

Clearstream, Luxembourg means Clearstream Banking S.A.;

Euroclear means Euroclear Bank S.A./N.V.;

outstanding means in relation to the Notes all the Notes issued other than:

(a)	those Notes which have been redeemed pursuant to Condition 6 (Redemption and Purchase);

(b)
those Notes in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest payable thereon) have been duly paid to the Fiscal Agent in the manner provided in clause 4 (and, where appropriate, notice to that effect has been given to the Noteholders under Condition 11 (Notices)) and remain available for payment of the relevant Notes and/or Coupons;

(c)	those Notes which have been purchased and cancelled pursuant to Condition 6 (Redemption and Purchase);

(d)	those Notes in respect of which claims have become prescribed under Condition 8 (Prescription);

(e)	those mutilated or defaced Notes which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 10 (Replacement of Notes and Coupons);

(f)
(for the purpose only of ascertaining the principal amount of the Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 10 (Replacement of Notes and Coupons); and

(g)
the Temporary Global Note to the extent that it has been duly exchanged for the Permanent Global Note and the Permanent Global Note to the extent that it has been exchanged for the relative Notes in definitive form in each case pursuant to their respective provisions, provided that for each of the following purposes, namely:

(i)
the right to attend and vote at any meeting of the Noteholders or the right to sign or authorise the signature of any Written Resolution or passing any Extraordinary Resolution by way of electronic consents given through the relevant clearing systems; and

(ii)	Condition 12 (Meetings of Noteholders and Modification) and paragraphs 4, 7 and 9 of Schedule 5,

those Notes (if any) which are for the time being held by any person (including but not limited to, the Issuer, the Guarantor or any of its other Subsidiaries) for the benefit of the Issuer, the Guarantor or any of its other Subsidiaries shall (unless and until ceasing to be so held) be deemed not to remain outstanding; and

specified office of any Agent means the office specified in clause 22 or any other specified offices as may from time to time be duly notified pursuant to clause 22.

1.2	(a) In this Agreement, unless the contrary intention appears, a reference to:

(i)	an amendment includes a supplement, restatement or novation and amended is to be construed accordingly;

(ii)	a person includes (i) any individual, company, unincorporated association, government, state agency, international organisation or other entity and (ii) its successors and assigns;

(iii)
the records of Euroclear and Clearstream, Luxembourg shall be the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflect the amount of such customer's interest in the Notes;

(iv)	a provision of a law is a reference to that provision as extended, amended or re- enacted;

(v)	a clause or schedule is a reference to a clause of, or a schedule to, this Agreement;

(vi)	a document or any provision of a document is a reference to that document or provision as amended from time to time; and

(vii)	a time of day is a reference to London time.

(b)	In this Agreement:

(i)	words denoting the singular shall include the plural and vice versa;

(ii)	words denoting one gender only shall include the other gender; and

(iii)	words denoting persons only shall include firms and corporations and vice versa.

(c)	Words and expressions defined in the Conditions and not otherwise defined in this Agreement shall have the same meanings when used in this Agreement.

The headings in this Agreement do not affect its interpretation.

All references in this Agreement to costs or charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof.

(d)	References in this Agreement to principal and/or interest shall include any additional amounts payable pursuant to Condition 7 (Taxation).

(e)
As used herein, in relation to any Notes which are to have a "listing" or be "listed" (i) on the Irish Stock Exchange plc (the Irish Stock Exchange), listing and listed shall be construed to mean that such Notes have been admitted to the Official List of the Irish Stock Exchange and admitted to trading on the Irish Stock Exchange's regulated market and (ii) on any other Stock Exchange in a jurisdiction within the European Economic Area, listing and listed shall be construed to mean that the Notes have been admitted to trading on a market within that jurisdiction which is a regulated market for the purposes of the Markets in Financial Instruments Directive (Directive 2004/39/EC).

(f)
All references in this Agreement to Euroclear and/or Clearstream, Luxembourg shall, wherever the context so admits, be deemed to include references to any additional or alternative clearing system in which the relevant Notes are from time to time accepted for clearance.

2.	APPOINTMENT OF PAYING AGENTS

2.1
The Issuer and the Guarantor hereby appoint, on the terms and subject to the conditions of this Agreement, BNP Paribas Securities Services, Luxembourg Branch, acting at its specified office, as fiscal and principal paying agent and as paying agent.

2.2
Each Paying Agent accepts its appointment, and agrees to act, as agent of the Issuer and the Guarantor in relation to the Notes and agrees to comply with the terms of this Agreement. Each Paying Agent further agrees to perform the duties specified for it in the Conditions. The obligations of the Paying Agents are several and not joint.

2.3
The Fiscal Agent undertakes to the Issuer that it will, in connection with the issue of the Notes, perform the duties which are stated to be performed by it in Schedule 6. Each of the Paying Agents (other than the Fiscal Agent) agrees that if any information that is required by the Fiscal Agent to perform the duties set out in Schedule 6 becomes known to it, it will promptly provide such information to the Fiscal Agent.

2.4
The Issuer hereby authorises and instructs the Fiscal Agent to elect Euroclear as common safekeeper. The Issuer acknowledges that any such election is subject to the right of Euroclear and Clearstream,

Luxembourg to jointly determine that the other shall act as common safekeeper and agrees that no liability shall attach to the Fiscal Agent in respect of any such election made by it.

2.5
Notwithstanding anything to the contrary herein or in any other agreement, if in the Fiscal Agent’s opinion, acting reasonably, it deems it appropriate to delegate any of its roles, duties or obligations created hereunder or under any other agreement (or any part thereof) to a third party, the Issuer and the Guarantors hereby acknowledge the potential for, and acquiesce to, such delegation.

3.	AUTHENTICATION, EFFECTUATION AND DELIVERY OF NOTES

3.1
The Issuer authorises and instructs the Fiscal Agent to (i) authenticate the Global Notes and any definitive Notes delivered pursuant to subclause 3.4, (ii) transmit such Global Notes electronically to the common safekeeper and to give effectuation instructions in respect of the Global Notes following its authentication thereof and (iii) instruct Euroclear and Clearstream, Luxembourg to make the appropriate entries in their records to reflect the initial outstanding aggregate principal amount of the Notes. The Issuer further authorises and instructs the Fiscal Agent to destroy each Global Note retained by it following its receipt of confirmation from the common safekeeper that the relevant Global Note has been effectuated.

3.2
The Issuer authorises and instructs the Fiscal Agent to (i) cause interests in the Temporary Global Note to be exchanged for interests in the Permanent Global Note and interests in a Global Note to be exchanged for definitive Notes in accordance with their respective terms and (ii) instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such exchanges. Following the exchange of the last interest in a Global Note, the Fiscal Agent shall cause the Global Note to be cancelled and delivered to the Issuer or as it may direct.

3.3
The Issuer undertakes that the Permanent Global Note (duly executed on behalf of the Issuer) will be available to be exchanged for interests in the Temporary Global Note in accordance with the terms of the Temporary Global Note.

3.4
If a Global Note is to be exchanged in accordance with its terms for definitive Notes, the Issuer undertakes that it will deliver to, or to the order of, the Fiscal Agent, as soon as reasonably practicable and in any event not later than 15 days before the relevant exchange is due to take place, sufficient numbers of executed definitive Notes (with Coupons attached) to enable the Fiscal Agent to comply with its obligations under this Agreement. Each definitive Note and Coupon so delivered shall be duly executed on behalf of the Issuer.

3.5
The Fiscal Agent shall cause all Notes delivered to and held by it under this Agreement to be maintained in safe custody and shall ensure that interests in the Temporary Global Note are only exchanged for interests in the Permanent Global Note in accordance with the terms of the Temporary Global Note and this Agreement and that the definitive Notes are issued only in accordance with the terms of a Global Note and this Agreement.

3.6	So long as any of the Notes is outstanding the Fiscal Agent shall, within seven days of any request by the Issuer, certify to the Issuer the number of definitive Notes held by it under this Agreement.

3.7
In the event that Definitive Notes are issued and the Fiscal Agent informs the Issuer that it is unable to perform its obligations under this Agreement, the Issuer shall forthwith appoint a new agent in accordance with Clause 20 which is able to perform such obligations.

4.	PAYMENT TO THE FISCAL AGENT

4.1
The Issuer or, failing the Issuer, the Guarantor shall, by no later than 10.00 a.m. (Luxembourg time) on the day on which any payment of principal and/or interest in respect of any of the Notes becomes due under the Conditions, transfer to an account specified by the Fiscal Agent, which in all cases shall be an account maintained outside of the United States, such amount of euro as shall be sufficient for the purposes of such payment of principal and/or interest in immediately available funds.

4.2
The Issuer or, as the case may be, the Guarantor shall ensure that, before 10.00 a.m. (Luxembourg time) on the second Business Day immediately prior to each day on which any payment is to be made to the Fiscal Agent under subclause 4.1, the Fiscal Agent shall receive a copy of an irrevocable payment instruction to the bank through which the payment is to be made. For the purposes of this subclause 4.2, Business Day means a day on which commercial banks and foreign exchange markets settle payments and are open for general business in the Republic of Ireland, Bermuda and Luxembourg.

4.3
Subject to the Fiscal Agent being satisfied in its sole discretion that payment will be duly made as provided in clause 4.1, the Fiscal Agent or the relevant Paying Agent shall pay or cause to be paid all amounts due in respect of the Notes on behalf of the Issuer in the manner provided in the Conditions. If any payment provided for in clause 4.1 is made late but otherwise in accordance with the provisions of this Agreement, the Fiscal Agent and each Paying Agent shall nevertheless make payments in respect of the Notes as aforesaid following receipt by it of such payment.

4.4
If for any reason the Fiscal Agent considers in its sole discretion that the amounts to be received by the Fiscal Agent pursuant to clause 4.1 will be, or the amounts actually received by it pursuant thereto are, insufficient to satisfy all claims in respect of all payments then falling due in respect of the Notes, the Fiscal Agent shall then forthwith notify the Issuer and the Guarantor of such insufficiency and, until such time as the Fiscal Agent has received the full amount of all such payments, neither the Fiscal Agent nor any Paying Agent shall be obliged to pay any such claims.

4.5
For the avoidance of doubt, the Paying Agents shall not have any obligation to make any payment of principal or interest in respect of the Notes to the Noteholders until the Fiscal Agent has been put in funds by the Issuer.

4.6
Should the Issuer pay amounts in EUR to the Fiscal Agent prior to the date the amounts are due, the Fiscal Agent may request from the relevant Issuer or the Guarantor payment of interest rates on such amounts, from the date on which they are paid to the date on which they are due, at a percentage rate equal to the cost to the Fiscal Agent of funding the amounts received in accordance with the applicable standard market interest rate.

5.	NOTIFICATION OF NON RECEIPT OF PAYMENT

The Fiscal Agent shall notify each of the other Paying Agents and the Issuer and the Guarantor forthwith:

(a)	if it has not by the relevant date specified in subclause 4.1 received unconditionally the full amount in euro required for the payment; and

(b)	if it receives unconditionally the full amount of any sum payable in respect of the Notes or Coupons after such date.

The Fiscal Agent shall, at the request and expense of the Issuer or the Guarantor, forthwith upon receipt of any amount as described in subparagraph (b), cause notice of that receipt to be published under Condition 11 (Notices).

6.	DUTIES OF THE PAYING AGENTS

6.1
Subject to the payments to the Fiscal Agent provided for by clause 4 being duly made, the Paying Agents shall act as paying agents of the Issuer and the Guarantor in respect of the Notes and pay or cause to be paid on behalf of the Issuer and/or the Guarantor in the manner provided in the Conditions, on and after each date on which any payment becomes due and payable, any principal and/or interest then payable under the Conditions and this Agreement.

6.2
If default is made by the Issuer and the Guarantor in respect of any payment, then unless and until the full amount of the relevant payment has been made in accordance with the provisions of this Agreement (except as to the time of making the same) or other arrangements satisfactory to the Fiscal Agent have been made, neither the Fiscal Agent nor any of the other Paying Agents shall be bound to act as paying agents.

6.3
Without prejudice to subclauses 6.1 and 6.2, if the Fiscal Agent pays any amounts to the holders of Notes or Coupons or to any other Paying Agent at a time when it has not received payment in full in respect of the Notes in accordance with subclause 4.1 (the excess of the amounts so paid over the amounts so received being the Shortfall), the Issuer (failing which the Guarantor) will, in addition to paying amounts due under subclause 4.1, pay to the Fiscal Agent on demand interest (at a rate which represents the Fiscal Agent's cost of funding the Shortfall) on the Shortfall (or the unreimbursed portion thereof) until the receipt in full by the Fiscal Agent of the Shortfall.

6.4
Whilst any Notes are represented by a Global Note, all payments due in respect of the Notes shall be made to, or to the order of, the holder of the Global Note, subject to and in accordance with the provisions of the Global Note. On the occasion of each payment, the Fiscal Agent shall instruct Euroclear and Clearstream, Luxembourg to make the appropriate entries in their records to reflect such payment.

6.5
If on presentation of a Note or Coupon the amount payable in respect of the Note or Coupon is not paid in full (otherwise than as a result of withholding or deduction for or on account of any Taxes as permitted by the Conditions) the Fiscal Agent shall instruct Euroclear and Clearstream, Luxembourg to make the appropriate entries in their records to reflect such shortfall in payment.

6.6
The Fiscal Agent shall ensure that, if certification of non-U.S. beneficial ownership is required under U.S. Treasury regulations, payments of both principal, premium (if any) and/or interest in respect of a Temporary Global Note will only be made if such certification of non-U.S. beneficial ownership (in the form set out in Schedule 8) has been received from Euroclear and/or Clearstream, Luxembourg in accordance with the terms of the Temporary Global Note.

7.	REIMBURSEMENT OF THE PAYING AGENTS

7.1	If a Paying Agent other than the Fiscal Agent makes any payment in accordance with this Agreement:

(a)	it shall notify the Fiscal Agent of the amount so paid by it and the serial number and outstanding amount of each Note in relation to which such payment was made; and

(b)
the Fiscal Agent shall pay to such Paying Agent out of the funds received by it under clause 4 by wire transfer in euro and in same day, freely transferable, cleared funds to such account with such bank as such Paying Agent has by notice to the Fiscal Agent specified for the purpose (which shall be an account maintained outside the United States in all cases), an amount equal to the amount so paid by such Paying Agent.

7.2
If the Fiscal Agent makes any payment in accordance with this Agreement, it shall be entitled to appropriate for its own account out of the funds received by it under clause 4 an amount equal to the amount so paid by it.

8.	NOTICE OF ANY WITHHOLDING OR DEDUCTION

If the Issuer or the Guarantor is, in respect of any payment in respect of the Notes, compelled to withhold or deduct any amount for or on account of any Taxes as contemplated by Condition 7 (Taxation), the Issuer or, as the case may be, the Guarantor shall give notice to the Fiscal Agent as soon as it becomes aware of the requirement to make such withholding or deduction and shall give to the Fiscal Agent such information as the Fiscal Agent shall reasonably require to enable it to comply with the requirement.

9.	DUTIES OF THE FISCAL AGENT IN CONNECTION WITH OPTIONAL REDEMPTION AND REDEMPTION FOR TAXATION REASONS

9.1
If the Issuer decides to redeem all of the Notes for the time being outstanding under Condition 6 (Redemption and Purchase), it shall give notice of the decision and of the principal amount of Notes which it has decided to redeem to the Fiscal Agent at least 45 days before the relevant redemption date.

9.2	The Fiscal Agent shall instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records in respect of all Notes redeemed by the Issuer to reflect such redemptions.

10.	PUBLICATION AND RECEIPT OF NOTICES

10.1
On behalf of and at the written request and expense of the Issuer (failing which the Guarantor), the Fiscal Agent shall cause to be published all notices required to be given by the Issuer and/or the Guarantor under the Conditions.

10.2	Each Agent, on receipt of a notice or other communication received on behalf of the Issuer or the Guarantor, shall as soon as reasonably practicable forward a copy to the Issuer and the Guarantor.

11.	CANCELLATION OF NOTES AND COUPONS

11.1
All Notes which are redeemed, all definitive Notes which are surrendered in connection with redemption (together with all unmatured Coupons attached to or delivered with Notes), all Coupons which are paid and all Global Notes which are exchanged in full (in accordance with the provisions of clause 3.2) will be cancelled by the Paying Agent by or to which they are redeemed, surrendered, paid or exchanged. Each of the Paying Agents shall give to the Fiscal Agent details of all payments made by it and shall deliver all cancelled Notes and Coupons to the Fiscal Agent (or as the Fiscal Agent may specify). Where Notes are purchased by or on behalf of the Issuer, the Guarantor or any of its Subsidiaries, the Issuer or, as the case may be, the Guarantor, will immediately notify the Fiscal Agent in writing of all Notes which have been purchased and will procure that the Notes (together with all unmatured Coupons appertaining to the Notes) are promptly cancelled and delivered to the Fiscal Agent or its authorised agent.

11.2
The Fiscal Agent or its authorised agent shall (unless otherwise instructed by the Issuer in writing and save as provided in subclause 13.1) destroy upon disposal authorisation of the Clearing Systems all cancelled Notes and Coupons and, upon written request, shall furnish the Issuer and the Guarantor with a certificate of destruction containing written particulars of the serial numbers of the Notes and the number by maturity date of Coupons so destroyed.

11.3	The Fiscal Agent shall instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records in respect of all Notes which are cancelled.

12.	ISSUE OF REPLACEMENT NOTES AND COUPONS

12.1
The Issuer shall cause a sufficient quantity of additional forms of Notes and Coupons to be available, upon request, to the Fiscal Agent at its specified office for the purpose of issuing replacement Notes or Coupons as provided below.

12.2
The Fiscal Agent shall, subject to and in accordance with Condition 10 (Replacement of Notes and Coupons) and the following provisions of this clause, cause to be delivered any replacement Notes or Coupons which the Issuer may determine to issue in place of Notes or Coupons which have been lost, stolen, mutilated, defaced or destroyed.

12.3
In the case of a mutilated or defaced Note, the Fiscal Agent shall ensure that (unless otherwise covered by such indemnity as the Issuer may require) any replacement Note only has attached to it Coupons corresponding to those attached to the mutilated or defaced Note which is presented for replacement.

12.4
The Fiscal Agent shall obtain verification, in the case of an allegedly lost, stolen or destroyed Note or Coupon in respect of which the serial number is known, that the Note or Coupon has not previously been redeemed or paid. The Fiscal Agent shall not issue a replacement Note or Coupon unless and until the applicant has:

(a)	paid such expenses and costs as may be incurred in connection with the replacement;

(b)	furnished it with such evidence and indemnity as the Issuer may reasonably require; and

(c)	in the case of a mutilated or defaced Note or Coupon, surrendered it to the Fiscal Agent.

12.5
The Fiscal Agent shall cancel mutilated or defaced Notes or Coupons in respect of which replacement Notes or Coupons have been issued pursuant to this clause. The Fiscal Agent shall, unless otherwise requested by the Issuer or the Guarantor, destroy all those Notes and Coupons and shall furnish the Issuer and the Guarantor with a destruction certificate containing the information specified in subclause 11.2.

12.6
The Fiscal Agent shall, on issuing any replacement Note or Coupon, forthwith inform the Issuer and the other Paying Agents of the serial number of the replacement Note or Coupon issued and (if known) of the serial number of the Note or Coupon in place of which the replacement Note or Coupon has been issued. Whenever replacement Coupons are issued under this clause, the Fiscal Agent shall also notify the other Paying Agents of the maturity dates of the lost, stolen, mutilated, defaced or destroyed Coupons and of the replacement Coupons issued.

12.7
Whenever a Note or Coupon for which a replacement Note or Coupon has been issued and the serial number of which is known is presented to a Paying Agent for payment, the relevant Paying Agent shall immediately send notice to the Issuer and (if it is not itself the Fiscal Agent) the other Paying Agents and shall not be obliged to make any payment in respect of such Note or Coupon.

13.	RECORDS AND CERTIFICATES

13.1
The Fiscal Agent shall in respect of the Coupons of each maturity, retain until the expiry of ten years from the Relevant Date (as defined in the Conditions) in respect of the Coupons either (i) all paid Coupons of that maturity or (ii) a list of the serial numbers of Coupons of that maturity still remaining unpaid.

13.2
The Fiscal Agent shall (i) keep full and complete records of (such records to be made available to the Issuer and the Guarantor at all reasonable times), and (ii) upon written request give to the Issuer and the Guarantor, as soon as possible and in any event within four months after the date of redemption, purchase, payment or replacement of a Note or Coupon (as the case may be), a certificate stating (as applicable):

(a)	the aggregate principal amount of Notes which have been redeemed and the aggregate amount in respect of Coupons which have been paid;

(b)	the serial numbers of those Notes in definitive form (other than serial numbers of Coupons);

(c)	the total number of each denomination by maturity date of those Coupons;

(d)
the aggregate principal amounts of Notes and the aggregate amounts in respect of Coupons which have been surrendered or exchanged and replaced and the serial numbers of those Notes in definitive form and the total number by maturity date of the Coupons surrendered therewith; and

(e)
the total number by maturity date of unmatured Coupons missing from Notes which have been redeemed or surrendered and replaced and the serial numbers of the Notes in definitive form to which the missing unmatured Coupons appertained.

14.	COPIES OF DOCUMENTS AVAILABLE FOR INSPECTION

14.1	The Guarantee shall be deposited with the Fiscal Agent and shall be held in safe custody by the Fiscal Agent on behalf of the Noteholders and Couponholders.

14.2
The Paying Agents shall hold copies of all documents required to be so available by the Conditions or the rules of any relevant stock exchange (or any other relevant authority) and shall make such copies available for physical inspection by Noteholders at its specified office during normal business hours. For this purpose, the Issuer and/or the Guarantor shall furnish each Paying Agent with sufficient copies of each of the relevant documents.

15.	COMMISSIONS AND EXPENSES

15.1
The Issuer or, failing the Issuer, the Guarantor shall pay to the Fiscal Agent such fees and commissions in respect of the services of the Paying Agents under this Agreement as shall be separately agreed between the Issuer, the Guarantor and the Fiscal Agent. The Issuer and the Guarantor shall not be concerned with the apportionment of such fees and commissions among the Paying Agents.

15.2
The Issuer (and failing the Issuer, the Guarantor) shall pay to the Fiscal Agent an amount equal to any value added tax which may be payable in respect of the fees and commissions payable to, together with all reasonable expenses incurred by, the Paying Agents in connection with their services under this Agreement.

15.3
The Fiscal Agent shall arrange for the payment of the fees and commissions due to the other Agents and arrange for the reimbursement of their expenses promptly after the receipt of the relevant moneys from the Issuer or the Guarantor (as the case may be). Neither the Issuer nor the Guarantor shall be responsible for any payment or reimbursement by the Fiscal Agent to the other Paying Agents.

16.	INDEMNITY

16.1
The Issuer shall indemnify (and failing the Issuer so indemnifying, the Guarantor agrees to indemnify) each of the Paying Agents against any losses, liabilities, costs, claims, actions, demands or expenses (together, Losses) (including, but not limited to, all reasonable costs, legal fees, charges and expenses (together, Expenses) paid or incurred in defending or disputing any Losses) which it may incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Agreement except for any Losses or Expenses resulting from its own gross negligence, default or bad faith or that of its directors, officers or employees.

16.2
Each of the Paying Agents severally undertakes to indemnify the Issuer and the Guarantor against all Losses and Expenses which either of them may incur or which may be made against any of them as a result of its own gross negligence, default or bad faith or that of its directors, officers or employees.

16.3	The indemnities set out in this clause 16 shall survive any termination or expiry of this Agreement.

16.4
Notwithstanding any other provision of this Agreement, under no circumstances will the Paying Agents be liable to the Issuer and the Guarantor or any other person for any incidental, consequential, indirect, special or exemplary damages of any kind or nature whatsoever or for any loss of revenues, loss of profits, loss of business, loss of opportunity or loss of goodwill (collectively Additional Damages) arising from any representation, any breach of implied term or any duty at common law or under any statute or express term of this Agreement, and whether such liability is asserted on the basis of contract, tort or otherwise, whether or not foreseeable, even if the Paying Agents have been advised or was aware of the possibility of such Additional Damages.

16.5
None of the Paying Agents shall be liable for any loss caused by events beyond their reasonable control including any malfunction, interruption or error in the transmission of information caused by any machine or systems or interception of communication facilities, abnormal operating conditions or acts of God.

17.	REPAYMENT BY FISCAL AGENT

Sums paid by or by arrangement with the Issuer or the Guarantor to the Fiscal Agent pursuant to the terms of this Agreement shall not be required to be repaid to the Issuer or as the case may be, the Guarantor unless and until any Note or Coupon becomes void under the provisions of Condition 8 (Prescription) but in that event the Fiscal Agent shall forthwith repay to the Issuer or, as the case may be, the Guarantor sums equivalent to the amounts paid by the Issuer or, as the case may be, the Guarantor to the Fiscal Agent and not disbursed by virtue of the Notes becoming void.

18.	CONDITIONS OF APPOINTMENT

18.1
Save as provided in subclause 18.3, the Fiscal Agent shall be entitled to deal with money paid to it by the Issuer or the Guarantor for the purposes of this Agreement in the same manner as other money paid to a bank by its customers and shall not be liable to account to the Issuer or the Guarantor for any interest or other amounts in respect of such money. No money held by any Paying Agent need be segregated except as required by law.

18.2
In acting under this Agreement and in connection with the Notes and the Coupons the Paying Agents shall act solely as agents of the Issuer and the Guarantor and will not assume any obligations towards or relationship of agency or trust for or with any of the Noteholders or the Couponholders.

18.3
No Paying Agent shall exercise any right of set-off or lien against the Issuer, the Guarantor or any holders of Notes or Coupons in respect of any moneys payable to or by it under the terms of this Agreement.

18.4
Except as otherwise required by law, each of the Paying Agents shall be entitled to treat the holder of any Note or Coupon as the absolute owner for all purposes (whether or not any payment in respect of the relevant Note or Coupon shall be overdue and notwithstanding any notice of ownership or writing on the Note or Coupon or any notice of previous loss or theft of the Note or Coupon) and shall not be required to obtain any proof thereof as to the identity of such bearer.

18.5
The Paying Agents shall be obliged to perform such duties and only such duties as are set out in this Agreement and the Notes and no implied duties or obligations shall be read into this Agreement or the Notes against the Paying Agents other than the duty to act honestly and in good faith and to exercise the diligence of a reasonably prudent agent in comparable circumstances.

18.6
Each of the Paying Agents may consult with any expert or legal, financial and other professional advisers and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered under this Agreement in good faith and in accordance with the opinion of such advisers. Failure to consult such advisers on any matter shall not be construed as evidence of the Fiscal Agent not acting in good faith.

18.7	Each of the Paying Agents shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the Issuer or the Guarantor or any document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the Issuer or the Guarantor.

18.8
Any of the Paying Agents, their officers, directors or employees may become the owner of, or acquire any interest in, Notes or Coupons with the same rights that it or he would have if the Paying Agent concerned were not appointed under this Agreement, and may engage or be interested in any financial or other transaction with the Issuer or the Guarantor, and may act on, or as depositary, trustee or agent for, any committee or body of holders of the Notes or Coupons or other obligations of the Issuer or the Guarantor, as freely as if such Paying Agent were not appointed under this Agreement.

18.9
None of the Paying Agents shall be under any obligation to take any action under this Agreement (i) which may be illegal or contrary to applicable law or regulation or (ii) which it expects will result in any expense, loss, charge or liability accruing to it, the payment of which or adequate indemnity against which within a reasonable time is not, in its opinion, assured to it.

18.10
None of the Agents shall have any obligation or duty (i) to monitor or inquire as to the performance of the Issuer of its obligations under the Notes, this Agreement or any other relevant documents or (ii) to determine or take any steps to ascertain whether any relevant event under the Notes has occurred.

18.11
The Fiscal Agent will not be responsible for any failure to perform any of its obligations if such performance is prevented, hindered or delayed by a Force Majeure Event, in such case its obligations will be suspended for so long as the Force Majeure Event continues. “Force Majeure Event” means any event due to any cause beyond the reasonable control of the Agent, such as restrictions on the convertibility or transferability of currencies, requisitions, unavailability of communications systems, sabotage, fire, flood, explosion, acts of God, civil commotion, strikes or industrial action of any kind (other than any such actions or strikes undertaken by the Fiscal Agent itself or its employees), riots, insurrection, war or acts of government.

18.12	Each Agent undertakes to inform the Issuer promptly if it is not exempt from withholding under FATCA or anticipates becoming not exempt from withholding under FATCA.

19.	COMMUNICATION WITH PAYING AGENTS

A copy of all communications relating to the subject matter of this Agreement between the Issuer or the Guarantor and any of the Paying Agents other than the Fiscal Agent shall be sent to the Fiscal Agent.

20.	TERMINATION OF APPOINTMENT

20.1
The Issuer and the Guarantor may terminate, without cause, the appointment of any Paying Agent at any time and/or appoint additional or other Paying Agents by giving to the Paying Agent whose appointment is concerned and, where appropriate, the Fiscal Agent at least 45 days' prior written notice to that effect, provided that, so long as any of the Notes is outstanding:

(a)	in the case of a Paying Agent, the notice shall not expire less than 45 days before any due date for the payment of interest; and

(b)	notice shall be given under Condition 11 (Notices) at least 30 days before the removal or appointment of a Paying Agent.

20.2
Notwithstanding the provisions of subclause 20.1, if at any time a Paying Agent (i) becomes incapable of acting, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or any substantial part of its property, or if an administrator, liquidator or administrative or other receiver of it or of all or a substantial part of its property is appointed, or it admits in writing its inability to pay or meet its debts as they may mature or suspends payment of its debts, or if an order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a public officer takes charge or control of the Paying Agent or of its property or affairs for the purpose of rehabilitation, administration or liquidation, or (ii) is not, or ceases to be, exempt from withholding under FATCA, the Issuer and the Guarantor may forthwith without notice terminate the appointment of the Paying Agent, in which event notice shall be given to the Noteholders under Condition 11 (Notices) as soon as is practicable.

20.3
The termination of the appointment of a Paying Agent under this Agreement shall not entitle the Paying Agent to any amount by way of compensation but shall be without prejudice to any amount then accrued due.

20.4
All or any of the Paying Agents may resign their respective appointments under this Agreement at any time by giving to the Issuer, the Guarantor and, where appropriate, the Fiscal Agent at least 90 days' prior written notice to that effect provided that, in the case of a Paying Agent, so long as any of the Notes is outstanding and in definitive form, the notice shall not expire less than 45 days before any Interest Payment Date. Following receipt of a notice of resignation from a Paying Agent, the Issuer shall promptly, and in any event not less than 30 days before the resignation takes effect, give notice of such resignation to the Noteholders under Condition 11 (Notices). If the Fiscal Agent resigns or is removed pursuant to subclauses 20.1 or 20.2 above or in accordance with this subclause 20.4, the Issuer and the Guarantor shall promptly and in any event within 30 days appoint a successor (being a leading bank). If the Issuer and the Guarantor fail to appoint a successor within such period, the Fiscal Agent shall be entitled, on behalf of the Issuer and the Guarantor, to appoint in its place as a successor Fiscal Agent a reputable financial institution of good standing which the Issuer and the Guarantor shall approve and such approval not to be unreasonably withheld or delayed.

20.5	Notwithstanding the provisions of subclauses 20.1, 20.2 and 20.4, so long as any of the Notes are outstanding, the termination of the appointment of a Paying Agent (whether by the Issuer and the
Guarantor or by the resignation of the Paying Agent) shall not be effective unless upon the expiry of the relevant notice there is:

(a)	a Fiscal Agent;

(b)	a Paying Agent (which may be the Fiscal Agent) having its specified office in the place required by the rules and regulations of the relevant stock exchange or any other relevant authority; and

(c)	a Paying Agent in a jurisdiction within Europe, other than the jurisdiction in which the Issuer is incorporated.

20.6
Any successor Paying Agent shall execute and deliver to its predecessor, the Issuer, the Guarantor and, where appropriate, the Fiscal Agent an instrument accepting its appointment under this Agreement, and the successor Paying Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of the predecessor with like effect as if originally named as a Paying Agent.

20.7
If the appointment of a Paying Agent under this Agreement is terminated (whether by the Issuer and the Guarantor or by the resignation of the relevant Paying Agent), the Paying Agent shall on the date on which the termination takes effect deliver to its successor Paying Agent (or, if none, the Fiscal Agent) all Notes and Coupons surrendered to it but not yet destroyed and all records concerning the Notes and Coupons maintained by it (except such documents and records as it is obliged by law or regulation to retain or not to release) and pay to its successor Paying Agent (or, if none, to the Fiscal Agent) the amounts (if any) held by it in respect of Notes or Coupons which have become due and payable but which have not been presented for payment, but shall have no other duties or responsibilities under this

Agreement.

20.8
If the Fiscal Agent or any of the other Paying Agents shall change its specified office, it shall give to the Issuer, the Guarantor and, where appropriate, the Fiscal Agent not less than 45 days' prior written notice to that effect giving the address of the new specified office. As soon as practicable thereafter and in any event at least 30 days before the change, the Fiscal Agent shall give to the Noteholders on behalf of and at the expense of the Issuer (failing which, the Guarantor) notice of the change and the address of the new specified office under Condition 11 (Notices).

20.9
Any legal entity into which any Paying Agent is merged or converted or any legal entity which such Agent may be consolidated, (i) to which the business of such Agent is transferred, (ii) with which the Agent agrees to transfer its respective rights and obligations hereunder or (iii) which results from any merger, conversion, consolidation or transfer to which such Agent shall be a party shall resulting from any merger or conversion to which such Paying Agent is a party shall, to the extent permitted by applicable law, be the successor to such Paying Agent without any further formality, whereupon the relevant Issuer, the Guarantor, the Paying Agents, and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement. Notice of any such merger, conversion, consolidation or transfer of activity shall forthwith be given by such successor to the relevant Issuer, the Guarantor and where appropriate, the Fiscal Agent.

21.	MEETINGS OF NOTEHOLDERS

21.1
The provisions of Schedule 5 shall apply to meetings of the Noteholders and shall have effect in the same manner as if set out in this Agreement provided that, so long as any of the Notes are represented by a Global Note, the expression Noteholders shall include the persons for the time being shown in the records of Euroclear and/or Clearstream, Luxembourg (other than Clearstream, Luxembourg, if Clearstream, Luxembourg shall be an accountholder of Euroclear, and Euroclear, if

Euroclear shall be an accountholder of Clearstream, Luxembourg), as the holders of a particular principal amount of such Notes (each an Accountholder) (in which regard a certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the principal amount of such Notes standing to the account of any person shall be conclusive and binding save in the case of manifest error) for all purposes other than with respect to the payment of principal and interest on such Notes, the right to which shall be vested as against the Issuer or the Guarantor solely in the bearer of the relevant Global Note in accordance with and subject to its terms, and the expressions holder and holders shall be construed accordingly and the expression Notes shall mean units of €1,000 principal amount of Notes.

22.	NOTICES

22.1
All notices or other communications under or in connection with this Agreement shall be in English and shall be delivered in person or by facsimile in accordance with the address and facsimile details below.

22.2
Any notice shall take effect, in the case of a letter, at the time of delivery, and, in the case of a facsimile, at the time of dispatch; provided, however, that any such communication which is received after 4.00 p.m. (in the city of the addressee) on any particular day or on a day on which commercial banks and foreign exchange markets do not settle payments in the city of the addressee shall be deemed to have been received and shall take effect from 10.00 a.m. on the next following day on which commercial banks and foreign exchange markets settle payments in the city of the addressee or on the next Business Day.

22.3	The address and facsimile number of each party for all notices under or in connection with this Agreement are:

(a)	in the case of the Issuer:	PartnerReIreland Finance DAC
	Fifth Floor, Block One TheOval160 Shelbourne Road Dublin 4, Ireland	Fifth Floor, Block One TheOval160 Shelbourne Road Dublin 4, Ireland
		Facsimile No:	+353 1637 9660
		Attention:	Niamh Freeman
(b)	in the case of the Guarantor:	PartnerRe Ltd.
90 Pitts Bay Road Pembroke, HM08 Bermuda
		Facsimile No:	+1 441 292 6080
		Attention:	Chief Legal Counsel
(c)	in the case of the Fiscal Agent:	BNP Paribas Securities Services, Luxembourg Branch
60, Avenue J.F. Kennedy L-1855 Luxembourg Luxembourg
		Facsimile No:	+352 2696 9757
	Attention:	Attention:	CorporateTrust Services

23.	AMENDMENTS

The Fiscal Agent, the Issuer and the Guarantor may agree, without the consent of any Noteholder, to:

(a)
any modification of the Notes, the Coupons or of this Agreement which is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of the law; or

(b)	any modification (except a Basic Terms Modification) of the Notes, the Coupons or this Agreement which is not prejudicial to the interests of the Noteholders.

Any such modification shall be binding on the Noteholders and, unless the Fiscal Agent agrees otherwise, any modification shall be notified by the Issuer to the Noteholders as soon as practicable thereafter in accordance with Condition 11 (Notices).

24.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

25.	TAXES AND STAMP DUTIES

The Issuer or, failing the Issuer, the Guarantor agrees to pay any and all stamp and other similar taxes or duties which may be payable under the laws of the Republic of Ireland or Bermuda in connection with the execution, delivery, performance and enforcement of this Agreement by the Paying Agent.

26.	GENERAL

26.1	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

26.2
If any provision in or obligation under this Agreement is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair (i) the validity, legality or enforceability under the law of that jurisdiction of any other provision in or obligation, under this Agreement, and (ii) the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision in or obligation under this Agreement.

26.3
No failure or delay of the Issuer, the Guarantor, the Fiscal Agent in exercising any right or remedy under this Agreement shall constitute a waiver of that right. Any waiver of any right will be limited to the specific instance. The exclusion or omission of any provision or term from this Agreement shall not be deemed to be a waiver of any right or remedy the Issuer, the Fiscal Agent may have under applicable law.

26.4
This Agreement constitutes the complete and exclusive written agreement of the parties. It supersedes and terminates as of the date of its execution all prior oral or written agreements, arrangements or understandings between the parties in relation to the services to be provided hereunder.

27.	GOVERNING LAW AND SUBMISSION TO JURISDICTION

27.1	This Agreement and any non-contractual obligations arising out of or in connection with this Agreement are governed by, and construed in accordance with, English law.

27.2
Subject to subclause 27.4 below, the English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with it (a Dispute) and each party submits to the exclusive jurisdiction of the English courts.

27.3
For the purposes of clauses 27.2 and 27.4, the Issuer and the Guarantor each waives any objection to the English courts on the grounds that they are an inconvenient or inappropriate forum to settle any Dispute.

27.4
To the extent allowed by law, the Agents may, in respect of any Dispute or Disputes, take (i) proceedings in any other court with jurisdiction; and (ii) concurrent proceedings in any number of jurisdictions.

27.5
Each of the Issuer and the Guarantor irrevocably appoints Law Debenture Corporate Services Limited at Fifth Floor, 100 Wood Street, London EC2V 7EX as its agent under this Agreement for service of process in any proceedings before the English courts in relation to any Dispute and agrees that, in the event of Law Debenture Corporate Services Limited being unable or unwilling for any reason so to act, it will immediately appoint another person as its agent for service of process in England in respect of any Dispute on terms acceptable to the Agents, failing which the Agents may appoint another process agent for this purpose. The Issuer and the Guarantor each agrees that failure by a process agent to notify it of any process will not invalidate service. Nothing in this clause shall affect the right to serve process in any other manner permitted by law.

27.6
WITHOUT PREJUDICE TO CLAUSE 27.2, 27.3 AND 27.4 THE ISSUER AND THE GUARANTOR EACH WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH THIS AGREEMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A BENCH TRIAL.

28.	CONFIDENTIALITY

28.1
The Fiscal Agent and the Issuer undertake to respect and protect the confidentiality of all information acquired as a result of or pursuant to this Agreement and will not, without the other Party's prior written consent, disclose any such information to a third party, unless it is required to do so by any applicable law or regulation or is specifically authorised to do so hereunder or by any separate agreement, especially where the provision of such information is the object or part of the service to be provided by the Fiscal Agent.

28.2
In order to provide its services to the Issuer and to satisfy legal obligations it is subject to, the Fiscal Agent will process (in particular, without being limited to, by collecting, recording, organizing, storing, adapting or altering, retrieving, consulting, using, disclosing by transmission, disseminating or otherwise making available to third parties) data relating to the Issuer (including, without being limited to the Issuer's name, address, occupation, nationality, corporate form, etc.).

The Issuer may freely refuse to provide the Fiscal Agent with the information requested by the Fiscal Agent. However, such a refusal will be an obstacle preventing the start or continuation of business relations between the Issuer and the Fiscal Agent. The Fiscal Agent will only ask for the information needed to fulfill its obligations and provide the Issuer with its services and may communicate such data to processors (in the conditions detailed in Clause 28.3) and local authorities as necessary for the latter or the Fiscal Agent to achieve the above-mentioned purposes.

The Issuer may, at its request, access to the data relating to it and will be entitled to have them rectified. The Issuer undertakes to communicate the information included in this Clause 28.2 to the concerned persons acting with respect to this Agreement.

28.3
Whilst performing this Agreement and providing its services, the Fiscal Agent may process personal data relating to third parties (e.g. the Noteholders, hereafter the Data) on behalf of the Issuer. With respect to these acts of processing, the Fiscal Agent will act as a processor to the Issuer and undertakes, under its responsibility, to:

a)
process the Data exclusively as necessary to perform the Agreement and provide the services requested by the Issuer or otherwise in accordance with instructions received from the Issuer from time to time; and

b)
implement all appropriate technical and organizational measures so as to ensure the protection of the Data against accidental or unlawful destruction or accidental loss, falsification, unauthorized dissemination or access and against all other unlawful forms of processing.

28.4	The Issuer expressly authorizes:

a)
the Fiscal Agent to subcontract, under its responsibility and in compliance with applicable laws and regulations, the provision of the services (in whole or in part) and the related processing of Data to Fiscal Agent 's group entities or third parties (hereafter, the Processors); and

b)
the transfer of Data, under the Fiscal Agent’s responsibility, to the Fiscal Agent's group entities or third parties (such as to a correspondent, a processor or any other person providing services to the Fiscal Agent) if such transmission is required to allow the Fiscal Agent to provide its services to the Issuer or to satisfy legal obligations it or the recipient of the Data is subject to. The Issuer expressly authorizes such transfer, including, to the extent relevant, any transfer outside the European Union. The Fiscal Agent assumes the responsibility that these third parties treat these Data as confidential.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
FORMS OF GLOBAL NOTES
PART 1

FORM OF THE TEMPORARY GLOBAL NOTE

PartnerRe Ireland Finance DAC
(a designated activity company limited by shares incorporated under the laws of the Republic of Ireland)

TEMPORARY GLOBAL NOTE

€750,000,000
1.25 per cent. Guaranteed Notes due 15 September 2026 unconditionally and irrevocably guaranteed by
PartnerRe Ltd.

This temporary Global Note is issued in respect of the €750,000,000 1.25 per cent. Guaranteed Notes due 15 September 2026 (the Notes) of PartnerRe Ireland Finance DAC (the Issuer). The Notes are issued subject to and with the benefit of an Agency Agreement (the Agency Agreement) dated 15 September 2016, between, among others, the Issuer, PartnerRe Ltd. (the Guarantor) and BNP Paribas Securities Services, Luxembourg Branch as Fiscal Agent (the Fiscal Agent) and the Conditions of the Notes (the Conditions) set out in Part 2 of Schedule 2 to the Agency Agreement. Payments in respect of the Notes are unconditionally and irrevocably guaranteed by the Guarantor/as provided in a Guarantee dated 15 September 2016 entered into by the Guarantor.

1.	PROMISE TO PAY

Subject as provided in this temporary Global Note, the Issuer, for value received, promises to pay the bearer of this temporary Global Note the sum of €750,000,000 (seven hundred and fifty million euro) or such lesser sum as is equal to the principal amount of the Notes represented by this temporary Global Note on 15 September 2026 or on such earlier date as the principal or other amounts in respect of this temporary Global Note may become due under the Conditions and to pay interest on (and which is calculated by reference to) the principal sum for the time being outstanding of this temporary Global Note at the rate of 1.25 per cent. per annum from 15 September 2016 payable annually in arrear on 15 September in each year until payment of the principal sum has been made or duly provided for in full together with any other amounts as may be payable, all subject to and under the Conditions.

The principal amount of Notes represented by this temporary Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear Bank S.A./N.V. and Clearstream Banking S.A. (each a relevant Clearing System and together the relevant Clearing Systems). The records of the relevant Clearing Systems (which expression in this temporary Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customer's interest in the Notes) shall be conclusive evidence of the principal amount of Notes represented by this temporary Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this temporary Global Note at any time shall, save in the case of manifest error, be conclusive evidence of the records of the relevant Clearing System at that time.

2.	EXCHANGE FOR PERMANENT GLOBAL NOTE AND PURCHASES

The permanent Global Note to be issued on exchange for interests in this temporary Global Note will be substantially in the form set out in Part 2 of Schedule 1 to the Agency Agreement.

Subject as provided below, the permanent Global Note will only have an entry made to represent definitive Notes after the date which is 40 days after the closing date for the Notes (the Exchange Date).

Interests in this temporary Global Note may be exchanged for interests recorded in the records of the relevant Clearing Systems in a duly executed and authenticated permanent Global Note without charge, in full or partial exchange for this temporary Global Note, in order that the permanent Global Note represents an aggregate principal amount of Notes equal to the principal amount of this temporary Global Note submitted for exchange. Notwithstanding the foregoing, no such exchange shall be made except to the extent there shall have been presented to the Fiscal Agent or such other person as the Fiscal Agent may direct (the Exchange Agent) by a relevant Clearing System a certificate in the form set out in Schedule 8 of the Agency Agreement to the effect that the relevant Clearing System has received from or in respect of a person entitled to a beneficial interest in a particular principal amount of the Notes (as shown by its records) a certificate of non-US beneficial ownership from such person in the form required by it.

Notwithstanding the foregoing, where this temporary Global Note has been exchanged in part for the permanent Global Note pursuant to the foregoing and definitive Notes have been issued in exchange for the total amount of Notes represented by the permanent Global Note pursuant to its terms, then interests in this temporary Global Note will no longer be exchangeable for interests in the permanent Global Note but will be exchangeable, in full or partial exchange, for duly executed and authenticated definitive Notes, without charge, in the denominations of €100,000 and integral multiples of €1,000 in excess thereof up to and including €199,000 each with interest coupons attached, such definitive Notes to be substantially in the form set out in Part 1 of Schedule 2 to the Agency Agreement. Notwithstanding the foregoing, definitive Notes shall not be so issued and delivered unless there shall have been presented to the Exchange Agent by a relevant Clearing System a certificate in the form set out in Schedule 8 of the Agency Agreement to the effect that the relevant Clearing System has received from or in respect of a person entitled to a beneficial interest in a particular principal amount of Notes (as shown by its records) a certificate of non-US beneficial ownership from such person in the form required by it.

Any person who would, but for the provisions of this temporary Global Note and of the Agency Agreement, otherwise be entitled to receive either (a) an interest in the permanent Global Note or (b) definitive Notes shall not be entitled to require the exchange of an appropriate part of this temporary Global Note for an interest in the permanent Global Note or definitive Notes unless and until he shall have delivered or caused to be delivered to a relevant Clearing System a certificate of non-US beneficial ownership in the form required by the relevant Clearing System.

This temporary Global Note may be exchanged by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for general business in Luxembourg. The aggregate principal amount of interests in the permanent Global Note recorded in the records of the relevant Clearing Systems or, as the case may be, definitive Notes issued upon an exchange of this temporary Global Note will, subject to the terms hereof, be equal to the aggregate principal amount of this temporary Global Note submitted by the bearer for exchange (to the extent that such principal amount does not exceed the aggregate principal amount of this temporary Global Note).
Upon (a) any exchange of a part of this temporary Global Note for an interest in the permanent Global Note or for a definitive Note, (b) receipt of instructions from a relevant Clearing System that, following the purchase by or on behalf of the Issuer, the Guarantor or any of its subsidiaries of a part of this temporary Global Note, part is to be cancelled or (c) any redemption of a part of this temporary Global Note, the Issuer shall procure that the portion of the principal amount of this temporary Global Note so exchanged, cancelled or redeemed shall be entered pro rata in the records of the relevant Clearing Systems. On an exchange in whole of this temporary Global Note, this temporary Global Note shall be surrendered to or to the order of the Fiscal Agent.

3.	BENEFITS

Until the entire principal amount of this temporary Global Note has been extinguished in exchange for the permanent Global Note and/or definitive Notes, the bearer of this temporary Global Note shall (subject as provided below) in all respects be entitled to the same benefits as if he were the bearer of the definitive Notes referred to above, except that the bearer of this temporary Global Note shall only be entitled to receive any payment on this temporary Global Note on presentation of certificates as provided below. Accordingly, except as ordered by a court of competent jurisdiction or as required by law or applicable regulation, the Issuer and any Paying Agent may (subject as provided below) deem and treat the holder of this temporary Global Note as the absolute owner of this temporary Global Note for all purposes. All payments of any amounts payable and paid to such holder shall, to the extent of the sums so paid, discharge the liability for the moneys payable on this temporary Global Note and on the relevant definitive Notes and/or Coupons.

4.	PAYMENTS

Payments due in respect of Notes for the time being represented by this temporary Global Note shall be made to the bearer of this temporary Global Note only upon presentation by a relevant Clearing System to the Fiscal Agent at its specified office of a certificate in the form set out in Schedule 8 of the Agency Agreement to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular principal amount of the Notes (as shown on its records) a certificate of non-US beneficial ownership in the form required by the Clearing System. Each payment so made will discharge the Issuer's obligations in respect thereof.

The bearer of this temporary Global Note will not be entitled to receive any payment of interest due on or after the Exchange Date unless, upon due certification, exchange of this temporary Global Note is improperly withheld or refused.

Upon any payment in respect of the Notes represented by this temporary Global Note, the Issuer shall procure that the amount so paid shall be entered pro rata in the records of the relevant Clearing Systems. In the case of any payment of principal the principal amount of this temporary Global Note shall be reduced for all purposes the Issuer shall procure that the amount so paid shall be entered pro rata in the records of the relevant Clearing Systems and, upon such entry being made, the principal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this temporary Global Note shall be reduced by the amount so paid. Any failure to make such entries shall not affect the discharge referred to in the first paragraph above.

5.	ACCOUNTHOLDERS

For so long as any of the Notes is represented by this temporary Global Note or by this temporary Global Note and the permanent Global Note and such Global Note(s) is/are held on behalf of the relevant Clearing Systems, each person (other than a relevant Clearing System which is an account holder of any other relevant Clearing System) who is for the time being shown in the records of a relevant Clearing System as the holder of a particular principal amount of Notes (each an Accountholder) (in which regard any certificate or other document issued by a relevant Clearing
System as to the principal amount of such Notes standing to the account of any person shall, save in the case of manifest error, be conclusive and binding for all purposes) shall be treated as the holder of that principal amount for all purposes (including but not limited to for the purposes of any quorum requirements of, or the right to demand a poll or, meetings of the Noteholders and giving notice to the Issuer pursuant to Condition 9 (Events of Default) other than with respect to the payment of principal and interest on the Notes, the right to which shall be vested, as against the Issuer, solely in the bearer of this temporary Global Note in accordance with and subject to its terms. Each Accountholder must look solely to the relevant Clearing Systems for its share of each payment made to the bearer of this temporary Global Note.

In the event that this Global Note (or any part of it) has become due and repayable in accordance with the Conditions or that the maturity date of the Notes has occurred and, in either case, payment in full of the amount due has not been made to the bearer in accordance with the provisions set out above, then from 8.00 p.m. (London time) on such day each Accountholder will become entitled to proceed directly against the Issuer on, and subject to, the terms of the Deed of Covenant executed by the Issuer on 15 September 2016 in respect of the Notes and the bearer will have no further rights under this Global Note (but without prejudice to the rights which any person may have under the Deed of Covenant).

6.	NOTICES

For so long as all of the Notes are represented by this temporary Global Note or by this temporary Global Note and the permanent Global Note and such Global Note(s) is/are held on behalf of a relevant Clearing System, notices to Noteholders may be given by delivery of the relevant notice to the relevant Clearing Systems for communication to the relevant Accountholders rather than by publication as required by Condition 11 (Notices); provided that, so long as the Notes are listed on any stock exchange, notices shall also be published in accordance with the rules of such exchange. Any such notice shall be deemed to have been given to the Noteholders on the second day after the day on which such notice is delivered to the relevant Clearing Systems as aforesaid.

Whilst any of the Notes held by a Noteholder are represented by a Global Note, notices to be given by such Noteholder may be given by such Noteholder (where applicable) through the applicable clearing system's operational procedures approved for this purpose and otherwise in such manner as the Fiscal Agent and the applicable clearing system approve for this purpose.

7.	PRESCRIPTION

Claims against the Issuer and the Guarantor in respect of principal and interest on the Notes represented by this temporary Global Note will be prescribed after 10 years (in the case of principal) and five years (in the case of interest) from the Relevant Date (as defined in Condition 7 (Taxation)).

8.	THE RELEVANT CLEARING SYSTEMS

Notes represented by this temporary Global Note are transferable in accordance with the rules and procedures of the relevant Clearing Systems.

9.	AUTHENTICATION AND EFFECTUATION

This temporary Global Note shall not become valid or enforceable for any purpose unless and until it has been authenticated by or on behalf of the Fiscal Agent and effectuated by the entity appointed as common safe-keeper by the relevant Clearing Systems.

The Notes are intended to be held in a manner which would allow eurosystem eligibility and as such this Global Note is intended upon issue to be deposited with one of Euroclear or Clearstream,
Luxembourg as common safekeeper. This does not necessarily mean that the Notes represented by the Global Notes will be recognised as eligible collateral for Eurosystem monetary policy and intra day credit operations by the Eurosystem either upon issue or at any or all times during their life, such recognition depending upon the European Central Bank being satisfied that Eurosystem eligibility criteria have been met).

10.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this temporary Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

11.	SEVERABILITY

If any provision in or obligation under this temporary Global Note is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair (i) the validity, legality or enforceability under the law of that jurisdiction of any other provision in or obligation under this temporary Global Note, or (ii) the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision in or obligation under this temporary Global Note.

12.	GOVERNING LAW

This temporary Global Note and any non-contractual obligations arising out of or in connection with it are governed by, and construed in accordance with, English law.

IN WITNESS whereof the Issuer has caused this temporary Global Note to be signed by a person duly authorised on its behalf.

PartnerRe Ireland Finance DAC

By: ............................................
(Duly authorised) Issued on 15 September 2016.

CERTIFICATE OF AUTHENTICATION

This is the temporary Global Note described in the Agency Agreement By or on behalf of
BNP Paribas Securities Services, Luxembourg Branch as Fiscal Agent (without recourse, warranty or liability)

...................................................

CERTIFICATE OF EFFECTUATION

Effectuated without recourse, warranty or liability by
as common safe-keeper
Euroclear Bank S.A./N.V.
By: ............................................

Note: An investment in the Notes does not have the status of a bank deposit in Ireland and is not within the scope of the deposit protection scheme operated by the Central Bank of Ireland. The Issuer is not regulated or authorised by the Central Bank of Ireland by virtue of issuing the Notes.

PART 2

FORM OF THE PERMANENT GLOBAL NOTE

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

PartnerRe Ireland Finance DAC
(a designated activity company limited by shares incorporated under the laws of the Republic of Ireland)

PERMANENT GLOBAL NOTE

€750,000,000
1.25 per cent. Guaranteed Notes due 15 September 2026 unconditionally and irrevocably guaranteed by
PartnerRe Ltd.

This permanent Global Note is issued in respect of the €750,000,000 1.25 per cent. Guaranteed Notes due 15 September 2026 (the Notes) of PartnerRe Ireland Finance DAC (the Issuer). The Notes are initially represented by a temporary Global Note interests in which will be exchanged in accordance with the terms of the temporary Global Note for interests in this permanent Global Note and, if applicable, definitive Notes. The Notes are issued subject to and with the benefit of an Agency Agreement (the Agency Agreement) dated 15 September 2016, between, among others, the Issuer, PartnerRe Ltd. (the Guarantor) and BNP Paribas Securities Services, Luxembourg Branch as Fiscal Agent (the Fiscal Agent) and the Conditions of the Notes (the Conditions) set out in Part 2 of Schedule 2 to the Agency Agreement. Payments in respect of the Notes are unconditionally and irrevocably guaranteed by the Guarantor as provided in a Guarantee dated 15 September 2016 entered into by the Guarantor.

1.	PROMISE TO PAY

Subject as provided in this permanent Global Note, the Issuer, for value received, promises to pay the bearer of this permanent Global Note the sum of €750,000,000 (seven hundred and fifty million euro) or such lesser sum as is equal to the principal amount of the Notes represented by this permanent Global

Note on 15 September 2026 or on such earlier date as the principal or other amounts in respect of this permanent Global Note may become due under the Conditions and to pay interest on (and which is calculated by reference to) the principal sum for the time being outstanding of this permanent Global Note at the rate of 1.25 per cent. per annum from 15 September 2016, payable annually in arrear on 15 September in each year until payment of the principal sum has been made or duly provided for in full together with any other amounts as may be payable, all subject to and under the Conditions.

The principal amount of Notes represented by this permanent Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear Bank S.A./N.V. and Clearstream Banking S.A. (each a relevant Clearing System and together the relevant Clearing Systems). The records of the relevant Clearing Systems (which expression in this permanent Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customer's interest in the Notes) shall be conclusive evidence of the principal amount of Notes represented by this permanent Global Note and, for these purposes, a statement issued by a relevant
Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this permanent Global Note at any time shall, save in the case of manifest error, be conclusive evidence of the records of the relevant Clearing System at that time.

2.	EXCHANGE OF INTERESTS IN THE TEMPORARY GLOBAL NOTE FOR INTERESTS IN THIS PERMANENT GLOBAL NOTE

Upon any exchange of an interest recorded in the records of the relevant Clearing Systems in the temporary Global Note representing the Notes for an interest recorded in the records of the relevant Clearing Systems in this permanent Global Note, the Issuer shall procure that details of such exchange shall be entered pro rata in the records of the relevant Clearing Systems.

3.	EXCHANGE FOR DEFINITIVE NOTES AND PURCHASES

Upon the occurrence of an Exchange Event (as further described below), this permanent Global Note may be exchanged for duly executed and authenticated definitive Notes without charge and the Fiscal Agent or such other person as the Fiscal Agent may direct (the Exchange Agent) shall deliver, in full (but not in partial) exchange for this permanent Global Note, an aggregate principal amount of duly executed and authenticated definitive Notes with Coupons attached equal to the total principal amount of this permanent Global Note.

An Exchange Event will occur if:

(a)	an event of default (as set out in Condition 9 (Events of Default)) has occurred and is continuing; or

(b)
the Issuer has been notified that both the relevant Clearing Systems have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available; or

(c)	the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Notes in definitive form.

The Issuer will promptly give notice to Noteholders if an Exchange Event occurs. In the case of
(a) or (b) above, the bearer of this permanent Global Note, acting on the instructions of one or more of the Accountholders (as defined below), may give notice to the Issuer and the Fiscal Agent requesting exchange and, in the case of (c) above, the Issuer may also give notice to the Fiscal Agent of its intention to exchange this permanent Global Note for definitive Notes. Any exchange shall occur no later than 45 days after the date of receipt of the first relevant notice by the Fiscal Agent.

Exchanges will be made upon presentation of this permanent Global Note at the office of the Fiscal Agent on any day on which banks are open for general business in Luxembourg. In exchange for this permanent Global Note the Issuer will deliver, or procure the delivery of, an equal aggregate principal amount of definitive Notes (having attached to them all Coupons in respect of interest which has not already been paid on this permanent Global Note), security printed in accordance with any applicable legal and stock exchange requirements and in or substantially in the form set out in the Agency Agreement. On exchange of this permanent Global Note, the Issuer will procure that it is cancelled and, if the holder so requests, returned to the holder together with any relevant definitive Notes.

The definitive Notes to be issued on exchange will be in bearer form in the denominations of
€100,000 and integral multiples of €1,000 in excess thereof up to and including €199,000 each with interest coupons (Coupons) attached and will be substantially in the form set out in Part 1 of Schedule 2 to the Agency Agreement.

Upon (a) receipt of instructions from the relevant Clearing Systems that, following the purchase by or on behalf of the Issuer, the Guarantor or any of its subsidiaries of a part of this permanent Global Note, part is to be cancelled or (b) any redemption of a part of this permanent Global Note, the Issuer shall procure that the portion of the principal amount of this permanent Global Note so cancelled or redeemed shall be entered pro rata in the records of the relevant Clearing Systems. On an exchange in whole of this permanent Global Note, this permanent Global Note shall be surrendered to or to the order of the Fiscal Agent.

4.	BENEFITS

Until the entire principal amount of this permanent Global Note has been extinguished in exchange for definitive Notes or in any other manner envisaged by the Conditions, the bearer of this permanent Global Note shall (subject as provided below) in all respects be entitled to the same benefits as if he were the bearer of the definitive Notes referred to above. Accordingly, except as ordered by a court of competent jurisdiction or as required by law or applicable regulation, the Issuer and any Paying Agent may (subject as provided below) deem and treat the holder of this permanent Global Note as the absolute owner of this permanent Global Note for all purposes. All payments of any amounts payable and paid to such holder shall, to the extent of the sums so paid, discharge the liability for the moneys payable on this permanent Global Note and on the relevant definitive Notes and/or Coupons.

5.	PAYMENTS

Payments due in respect of Notes for the time being represented by this permanent Global Note shall be made to the bearer of this permanent Global Note and each payment so made will discharge the Issuer's obligations in respect thereof.

Upon any payment in respect of the Notes represented by this permanent Global Note, the Issuer shall procure that the amount so paid shall be entered pro rata in the records of the relevant Clearing Systems. In the case of any payment of principal the Issuer shall procure that the amount so paid shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the principal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this permanent Global Note shall be reduced by the amount so paid. Any failure to make such entries shall not affect the discharge referred to in the previous paragraph.

6.	ACCOUNTHOLDERS

For so long as any of the Notes is represented by this permanent Global Note or by this permanent Global Note and the temporary Global Note and such Global Note(s) is/are held on behalf of the relevant Clearing Systems, each person (other than a relevant Clearing System which is an account holder of any other relevant Clearing System) who is for the time being shown in the records of a relevant Clearing System as the holder of a particular principal amount of Notes (each an Accountholder) (in which regard any certificate or other document issued by a relevant Clearing System as to the principal amount of such Notes standing to the account of any person shall, save in the case of manifest error, be conclusive and binding for all purposes) shall be treated as the holder of that principal amount for all purposes (including but not limited to for the purposes of any quorum requirements of, or the right to demand a poll or, meetings of the Noteholders and giving notice to the Issuer pursuant to Condition 9 (Events of Default) other than with respect to the payment of principal and interest on the Notes, the right to which shall be vested, as against the Issuer, solely in the bearer of this permanent Global Note in accordance with and subject to its terms. Each Accountholder must look solely to the relevant Clearing Systems for its share of each payment made to the bearer of this permanent Global Note.
In the event that (a) this Global Note (or any part of it) has become due and repayable in accordance with the Conditions or that the maturity date of the Notes has occurred and, in either case, payment in full of the amount due has not been made to the bearer in accordance with the provisions set out above, or (b) following an Exchange Event, this Global Note is not duly exchanged for definitive Notes by the day provided above, then from 8.00 p.m. (London time) on such day each Accountholder will become entitled to proceed directly against the Issuer on, and subject to, the terms of the Deed of Covenant executed by the Issuer on 15 September 2016 in respect of the Notes and the bearer will have no further rights under this Global Note (but without prejudice to the rights which any person may have under the Deed of Covenant).

7.	NOTICES

For so long as all of the Notes are represented by this permanent Global Note or by this permanent Global Note and the temporary Global Note and such Global Note(s) is/are held on behalf of a relevant Clearing System, notices to Noteholders may be given by delivery of the relevant notice to the relevant Clearing Systems for communication to the relevant Accountholders rather than by publication as required by Condition 11 (Notices), provided that, so long as the Notes are listed on any stock exchange, notices shall also be published in accordance with the rules of such exchange. Any such notice shall be deemed to have been given to the Noteholders on the second day after the day on which such notice is delivered to the relevant Clearing Systems as aforesaid.

Whilst any of the Notes held by a Noteholder are represented by a Global Note, notices to be given by such Noteholder may be given by such Noteholder (where applicable) through the applicable clearing system's operational procedures approved for this purpose and otherwise in such manner as the Fiscal Agent and the applicable clearing system approve for this purpose.

8.	PRESCRIPTION

Claims against the Issuer and the Guarantor in respect of principal and interest on the Notes represented by this permanent Global Note will be prescribed after 10 years (in the case of principal) and five years (in the case of interest) from the Relevant Date (as defined in Condition 7 (Taxation)).

9.	THE RELEVANT CLEARING SYSTEMS

Notes represented by this permanent Global Note are transferable in accordance with the rules and procedures of the relevant Clearing Systems.

10.	AUTHENTICATION AND EFFECTUATION

This permanent Global Note shall not become valid or enforceable for any purpose unless and until it has been authenticated by or on behalf of the Fiscal Agent and effectuated by the entity appointed as common safe-keeper by the relevant Clearing Systems.

The Notes are intended to be held in a manner which would allow eurosystem eligibility and as such this Global Note is intended upon issue to be deposited with one of Euroclear or Clearstream, Luxembourg as common safekeeper. This does not necessarily mean that the Notes represented by the Global Notes will be recognised as eligible collateral for Eurosystem monetary policy and intra day credit operations by the Eurosystem either upon issue or at any or all times during their life, such recognition depending upon the European Central Bank being satisfied that Eurosystem eligibility criteria have been met).

11.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this permanent Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

12.	SEVERABILITY

If any provision in or obligation under this permanent Global Note is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair (i) the validity, legality or enforceability under the law of that jurisdiction of any other provision in or obligation under this permanent Global Note, or (ii) the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision in or obligation under this permanent Global Note.

13.	GOVERNING LAW

This permanent Global Note and any non-contractual obligations arising out of or in connection with it are governed by, and construed in accordance with, English law.

IN WITNESS whereof the Issuer has caused this permanent Global Note to be signed by a person duly authorised on its behalf.

PartnerRe Ireland Finance DAC

By: ............................................
(Duly authorised) Issued on 15 September 2016.

CERTIFICATE OF AUTHENTICATION

This is the permanent Global Note described in the Agency Agreement By or on behalf of
BNP Paribas Securities Services, Luxembourg Branch as Fiscal Agent (without recourse, warranty or liability)

...................................................

CERTIFICATE OF EFFECTUATION

Effectuated without recourse, warranty or liability by Euroclear Bank S.A./N.V.

as common safe-keeper

By: ............................................
Note: An investment in the Notes does not have the status of a bank deposit in Ireland and is not within the scope of the deposit protection scheme operated by the Central Bank of Ireland. The Issuer is not regulated or authorised by the Central Bank of Ireland by virtue of issuing the Notes.

SCHEDULE 2

FORM OF DEFINITIVE NOTE
PART 1
FORM OF DEFINITIVE NOTE AND COUPON

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

(Face of Note)

000000	XS1489391109	00 00000

PartnerRe Ireland Finance DAC
(a designated activity company limited by shares incorporated with limited liability under the laws of the Republic of Ireland)

€750,000,000
1.25 per cent. Guaranteed Notes due 15 September 2026 unconditionally and irrevocably guaranteed as to payment of principal and interest by

PartnerRe Ltd.
(incorporated with limited liability under the laws of Bermuda)

The issue of the Notes was authorised by a resolution of the Board of Directors of PartnerRe Ireland Finance DAC (the Issuer) passed on 9 September 2016 and the giving of the guarantee in respect of the Notes was authorised by a resolution of the Board of Directors of PartnerRe Ltd. (the Guarantor) passed on 22 August 2016.

This Note forms one of a series of Notes issued as bearer Notes in the denominations of €100,000 and integral multiples of €1,000 in excess thereof up to and including €199,000 in an aggregate principal amount of €750,000,000.

The Issuer for value received and subject to and in accordance with the Conditions endorsed hereon hereby promises to pay to the bearer on 15 September 2026 (or on such earlier date as the principal sum (as determined under the Conditions) may become repayable under the said Conditions) the principal sum of:

€[relevant denomination] (● euro)

together with interest on the principal amount of €[relevant denomination] at the rate of 1.25 per cent. per annum payable annually in arrear on 15 September and together with such other amounts as may be payable, all subject to and under the Conditions.

The Notes are issued pursuant to an Agency Agreement (the Agency Agreement) dated 15 September 2016 between, among others, the Issuer, the Guarantor and BNP Paribas Securities Services, Luxembourg Branch as Fiscal Agent. Payments of principal and interest in respect of the Notes are unconditionally and irrevocably guaranteed by the Guarantor as provided in a guarantee (the Guarantee) dated 15 September 2016 entered into by the Guarantor. The Notes have the benefit of, and are subject to, the provisions contained in the Agency Agreement, the Guarantee and the Conditions.

If any provision in or obligation under this Note is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair (i) the validity, legality or enforceability under the law of that jurisdiction of any other provision in or obligation under this Note, or (ii) the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision in or obligation under this Note.

Neither this Note nor any of the Coupons relating to this Note shall become valid or enforceable for any purpose unless and until this Note has been authenticated by or on behalf of the Fiscal Agent.

IN WITNESS WHEREOF this Note [and the Coupons relating to this Note] [has] [have] been executed on behalf of the Issuer.

Dated as of [●]

Issued in [London, England].

PartnerRe Ireland Finance DAC

By:

Note: An investment in the Notes does not have the status of a bank deposit in Ireland and is not within the scope of the deposit protection scheme operated by the Central Bank of Ireland. The Issuer is not regulated or authorised by the Central Bank of Ireland by virtue of issuing the Notes.

(Reverse of Note)

CONDITIONS OF THE NOTES

(as set out in Part 2 of this Schedule 2)

FISCAL AND PRINCIPAL PAYING AGENT

BNP Paribas Securities Services, Luxembourg Branch 60, avenue J.F. Kennedy, L-1855
Luxembourg

and/or such other or further Fiscal Agent or Paying Agents and/or specified offices as may from time to time be appointed by the Issuer and notice of which has been given to the Noteholders.

FORM OF COUPON

(Face of Coupon)

PartnerRe Ireland Finance DAC
€750,000,000 1.25 per cent. Guaranteed Notes due 15 September 2026 unconditionally and irrevocably guaranteed by
PartnerRe Ltd.

This Coupon relating to a Note payable in the denomination of €[relevant denomination] is payable to bearer, separately negotiable and subject to the Conditions of the Notes	Coupon for €[] per €1,000 due on [], []

[[PartnerRe Ireland Finance DAC] By:    ]

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

00 000000	XS1489391109	000000

(Reverse of Coupon)

FISCAL AND PRINCIPAL PAYING AGENT:
BNP Paribas Securities Services, Luxembourg Branch.

PART 2
CONDITIONS OF THE NOTES

The €750,000,000 1.25 per cent. Guaranteed Notes due 15 September 2026 (the Notes) of PartnerRe Ireland Finance DAC (the Issuer) are issued subject to and with the benefit of an Agency Agreement dated 15 September 2016 (such agreement as amended and/or supplemented and/or restated from time to time, the Agency Agreement) made between the Issuer, PartnerRe Ltd. (the Guarantor) as guarantor, BNP Paribas Securities Services, Luxembourg Branch as fiscal agent and principal paying agent (the Fiscal Agent) and the other initial paying agents named in the Agency Agreement (together with the Fiscal Agent, the Paying Agents). The holders of the Notes (the Noteholders) and the holders of the interest coupons appertaining to the Notes (the Couponholders and the Coupons respectively) are entitled to the benefit of a Deed of Covenant (the Deed of Covenant) dated 15 September 2016 and made by the Issuer. The original of the Deed of Covenant is held by the Common Safekeeper (as defined below) for Euroclear and Clearstream, Luxembourg (each as defined below).

The statements in these Conditions include summaries of, and are subject to, the detailed provisions of and definitions in the Agency Agreement. Copies of the Agency Agreement and the Deed of Covenant are available for inspection during normal business hours by the Noteholders and Couponholders at the specified office of each of the Paying Agents. The Noteholders and the Couponholders are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Agency Agreement and the Deed of Covenant applicable to them. References in these Conditions to the Fiscal Agent and the Paying Agents shall include any successor appointed under the Agency Agreement.

1.	FORM, DENOMINATION AND TITLE

1.1	Form and Denomination

The Notes are in bearer form, serially numbered, in the denominations of €100,000 and integral multiples of €1,000 in excess thereof up to and including €199,000 each with Coupons attached on issue.

1.2	Title

(a)	Title to the Notes and to the Coupons will pass by delivery.

(b)
Notes shall not be physically delivered in Belgium except to a clearing system, a depositary or other institution for the purpose of their immobilisation in accordance with article 4 of the Belgian Law of 14 December 2005.

1.3	Holder Absolute Owner

The Issuer, the Guarantor and any Paying Agent will (except as otherwise required by law) deem and treat the bearer of any Note or Coupon as the absolute owner for all purposes (whether or not the Note or Coupon shall be overdue and notwithstanding any notice of ownership or writing on the Note or Coupon or any notice of previous loss or theft of the Note or Coupon) and shall not be required to obtain any proof thereof or as to the identity of such bearer.

2.	STATUS OF THE NOTES

The Notes and the Coupons are direct, unconditional unsecured obligations of the Issuer and rank and will rank pari passu, without any preference among themselves, with all other outstanding unsecured and unsubordinated obligations of the Issuer, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors' rights. The Notes will be effectively subordinated to all existing and future obligations (including to policyholders, trade creditors, debt holders and taxing authorities) of any subsidiaries of the Issuer.

3.	GUARANTEE

3.1	Guarantee

The payment of the principal and interest in respect of the Notes has been unconditionally and irrevocably guaranteed by the Guarantor under a guarantee (the Guarantee) dated 15 September 2016 and executed by the Guarantor.

3.2	Status of the Guarantee

The obligations of the Guarantor under the Guarantee constitute direct, unconditional and unsecured obligations of the Guarantor and rank and will rank pari passu with all other outstanding unsecured and unsubordinated obligations of the Guarantor, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors' rights. The Guarantor’s obligations under the Guarantee will be effectively subordinated to all existing and future obligations (including to policyholders, trade creditors, debt holders and taxing authorities) of the Guarantor’s subsidiaries, other than the Issuer.

The original of the Guarantee is held by the Fiscal Agent on behalf of, and copies are available during normal business hours for inspection by, the Noteholders and Couponholders at its specified office.

On an unconsolidated basis, the Guarantor’s indebtedness as of 30 June 2016 was approximately
$2,215 million, with such obligations ranking equal to the Guarantee. As of 30 June 2016, the Guarantor’s subsidiaries had $14,548 million of outstanding liabilities (including policyholder liabilities on a consolidated basis) that rank senior to the Guarantee.

4.	INTEREST

4.1	Interest Rate and Interest Payment Dates

The Notes bear interest on their outstanding principal amount from and including 15 September 2016 at the rate of 1.25 per cent. per annum, payable annually in arrear on 15 September in each year (each an Interest Payment Date). The first payment (representing a full year's interest) shall be made on 15 September 2017.

4.2	Interest Accrual

Each Note will cease to bear interest from and including its due date for redemption unless, upon due presentation, payment of the principal in respect of the Note is improperly withheld or refused or unless default is otherwise made in respect of payment. In such event, interest will continue to accrue until whichever is the earlier of:

(a)	the date on which all amounts due in respect of such Note have been paid; and

(b)
five days after the date on which the full amount of the moneys payable in respect of such Notes has been received by the Fiscal Agent and notice to that effect has been given to the Noteholders in accordance with Condition 11 (Notices).

4.3	Calculation of Broken Interest

When interest is required to be calculated in respect of a period of less than a full year, it shall be calculated by applying the rate of 1.25 per cent. per annum to each €1,000 principal amount of Notes (the Calculation Amount) and on the basis of (a) the actual number of days in the period from and including the date from which interest begins to accrue (the Accrual Date) to but excluding the date on which it falls due divided by (b) the actual number of days from and including the Accrual Date to but excluding the next following Interest Payment Date. The resultant figure shall be rounded to the nearest cent, half a cent being rounded upwards. The interest payable in respect of a Note shall be the product of such rounded figure and the amount by which the Calculation Amount is multiplied to reach the denomination of the relevant Note, without any further rounding.

5.	PAYMENTS

5.1	Payments in respect of Notes

Payments of principal and interest in respect of each Note will be made against presentation and surrender (or, in the case of part payment only, endorsement) of the Note, except that payments of interest due on an Interest Payment Date will be made against presentation and surrender (or, in the case of part payment only, endorsement) of the relevant Coupon, in each case at the specified office outside the United States and its possessions of any of the Paying Agents.

5.2	Method of Payment

Payments will be made (i) by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee and maintained outside the United States and its possessions or (ii) at the option of the payee, by euro cheque (which in no event shall be mailed to an address in the United States or its possessions).

5.3	Missing Unmatured Coupons

Each Note should be presented for payment together with all relative unmatured Coupons, failing which the full amount of any relative missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the full amount of the missing unmatured Coupon which the amount so paid bears to the total amount due) will be deducted from the amount due for payment. Each amount so deducted will be paid in the manner mentioned above against presentation and surrender (or, in the case of part payment only, endorsement) of the relative missing Coupon at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 7 (Taxation)) in respect of the relevant Note (whether or not the Coupon would otherwise have become void pursuant to Condition 8 (Prescription)) or, if later, five years after the date on which the Coupon would have become due, but not thereafter.

5.4	Payments subject to applicable laws

Payments in respect of the Notes are subject in all cases to any fiscal or other laws and regulations, and any other directives, agreements and administrative practices and procedures of fiscal and other authorities in relation to tax, anti-money laundering and other requirements which may apply to the payment of amounts due in respect of the Notes (including, without limitation, any withholding or deduction arising under or in connection with FATCA), but without prejudice to the provisions of Condition 7 (Taxation).

5.5	Payment only on a Presentation Date

(a)
A holder shall be entitled to present a Note or Coupon for payment only on a Presentation Date and shall not, except as provided in Condition 4 (Interest), be entitled to any further interest or other payment if a Presentation Date is after the due date.

Presentation Date means a day which (subject to Condition 8 (Prescription)):

(i)	is or falls after the relevant due date;

(ii)	is a Business Day (as defined below) in the place of the specified office of the Paying Agent at which the Note or Coupon is presented for payment; and

(iii)	in the case of payment by credit or transfer to a euro account as referred to above, is a TARGET2 Settlement Day (as defined below).

(b)
In this Condition, Business Day means, in relation to any place, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in that place and TARGET2 Settlement Day means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System is open.

5.6	Initial Paying Agents

(a)
The names of the initial Paying Agents and their initial specified offices are set out at the end of these Conditions. The Issuer and the Guarantor reserve the right at any time to vary or terminate the appointment of any Paying Agent and to appoint additional or other Paying Agents provided that:

(i)	there will at all times be a Fiscal Agent;

(ii)
so long as the Notes are listed on any stock exchange or admitted to listing by any other relevant authority, there will at all times be at least one Paying Agent (which may be the Fiscal Agent) having a specified office in the place required by the rules and regulations of the relevant Stock Exchange or any other relevant authority; and

(iii)	there will at all times be a Paying Agent in a jurisdiction within Europe, other than the jurisdiction in which the Issuer is incorporated.

(b)	Notice of any variation, termination, appointment and/or of any changes in specified offices will be given to the Noteholders promptly by the Issuer in accordance with Condition 11 (Notices).

6.	REDEMPTION AND PURCHASE

6.1	Redemption at Maturity

Unless previously redeemed or purchased and cancelled as provided below, the Issuer will redeem the Notes at their principal amount on 15 September 2026 (the Maturity Date).

6.2	Redemption for Taxation Reasons

Subject to Condition 6.7 (Conditions to Redemption or Repurchase),

(a)
as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction (as defined in Condition 7 (Taxation)), or any change in or amendment to the application or official interpretation of such laws or regulations of a Relevant Jurisdiction, which change or amendment is announced, enacted or becomes effective on or after 13 September 2016, on the next Interest Payment Date either (i) the Issuer or the Guarantor has become obligated or would be required to pay additional amounts as provided or referred to in Condition 7 (Taxation) or (ii) the Guarantor would be unable for reasons outside its control to procure payment by the Issuer and in making payment itself would be required to pay such additional amounts; and

(b)	the requirement cannot be avoided by the Issuer or, as the case may be, the Guarantor taking reasonable measures available to it,

the Issuer may at its option, having given not less than 30 nor more than 60 days' notice to the Noteholders in accordance with Condition 11 (Notices) (which notice shall be irrevocable), redeem all the Notes, but not some only, at any time at their principal amount together with interest accrued to but excluding the date of redemption, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or, as the case may be, the Guarantor would be obliged to pay such additional amounts, were a payment in respect of the Notes then due. Prior to the publication of any notice of redemption pursuant to this Condition, the Issuer shall deliver to the Fiscal Agent to make available at its specified offices to the Noteholders (i) a certificate signed by two directors of the Issuer or, as the case may be, two directors of the Guarantor stating the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred and (ii) an opinion of independent legal advisers of recognised standing to the effect that the Issuer or, as the case may be, the Guarantor has or will become obliged to pay such additional amounts as a result of the change or amendment.

6.3	Redemption at the Option of the Issuer

Subject to Condition 6.7 (Conditions to Redemption or Repurchase), 85 per cent. or more in aggregate principal amount of the Notes have been redeemed or repurchased and cancelled in accordance with these Conditions, the Issuer may, having given:

(a)	not less than 15 nor more than 30 days’ notice to the Noteholders in accordance with Condition 11 (Notices); and

(b)	notice to the Fiscal Agent not less than 15 days before the giving of the notice referred to in

i.	above,

(which notices shall be irrevocable and shall specify the date fixed for redemption), redeem all (but not some only) of the remaining Notes on the following Interest Payment Date at their principal amount.

6.4	Purchases

Subject to Condition 6.7 (Conditions to Redemption or Repurchase), the Issuer, the Guarantor or any of the Guarantor’s subsidiaries may at any time purchase Notes (provided that all unmatured Coupons appertaining to the Notes are purchased with the Notes) in any manner and at any price. Such Notes may be held, reissued, resold or, at the option of the purchaser, surrendered to any Paying Agent for cancellation.

6.5	Cancellations

All Notes which are redeemed by or on behalf of the Issuer or the Guarantor or any of the Guarantor’s subsidiaries may, at the option of the Issuer or Guarantor, forthwith be cancelled, together with all relative unmatured Coupons attached to the Notes or surrendered with the Notes.
All Notes so redeemed and cancelled pursuant to this Condition, and any Notes purchased and surrendered for cancellation pursuant to Condition 6.4 (Purchases) shall be forwarded to the Fiscal Agent and may not be reissued or resold.

6.6	Notices Final

Upon the expiry of any notice as is referred to in Condition 6.2 (Redemption for Taxation Reasons), the Issuer shall be bound to redeem the Notes to which the notice refers in accordance with the terms of such Condition.

6.7	Conditions to Redemption or Repurchase

Any redemption or purchase of the Notes that is within five years of the Issue Date is subject to the Issuer having obtained the consent or non-objection of the Relevant Regulator (if then required by the Relevant Rules). A certificate signed by two Directors of the Guarantor confirming such compliance delivered to the Fiscal Agent shall be conclusive and sufficient evidence thereof and shall be binding on the Noteholders.

For purposes of these Conditions:

(a)	Relevant Regulator means the Bermuda Monetary Authority (or any successor which carries on the role of regulator of financial services companies generally in Bermuda);

(b)
Relevant Rules means the Bermuda Insurance Act and any other legislation, rules or regulations of Bermuda or of the Bermuda Monetary Authority from time to time (including, but not limited to, the Bermuda Insurance (Eligible Capital) Rules 2012, as amended) relating to the characteristics, features or criteria of own funds or capital resources and which are, at such time, applicable to the Guarantor.

7.	TAXATION

7.1	Payment without Withholding

All payments in respect of the Notes by or on behalf of the Issuer or the Guarantor (each, a “Payor”) shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (Taxes) imposed or levied by or on behalf of any authority having the power to tax, unless the withholding or deduction of the Taxes is required by law. In the event that a Payor is so required to withhold or deduct any Taxes imposed or levied by or on behalf of a Relevant Jurisdiction from a payment in respect of the Notes, the Issuer or, as the case may be, the Guarantor will pay such additional amounts as shall be necessary in order that the net amounts received by the Noteholders and Couponholders after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Notes or, as the case may be, Coupons in the absence of the withholding or deduction; except that no additional amounts shall be payable in relation to any payment in respect of any Note or Coupon:

(a)
for Taxes in respect of such Note or Coupon by reason of such Noteholder or Couponholder (or any beneficial owner of any interest in, or rights in respect of, such Note or Coupon) having a present or former connection with the Relevant Jurisdiction other than a mere holding of the Note or Coupon or the receipt of payments in respect thereof;

(b)	presented for payment in the Republic of Ireland or Bermuda;

(c)
presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by satisfying any statutory requirement or by making a declaration or any other statement, including but not limited to a declaration of residence or non- residence or other similar claim for exemption;

(d)	presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note and/or Coupon to another Paying Agent;

(e)
presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the holder thereof would have been entitled to an additional amount on presenting the same for payment on such thirtieth day assuming that day to have been a Presentation Date (as defined in Condition 5.5 (Payment only on a Presentation Date));

(f)
where such withholding or deduction is required pursuant to Section 1471(b) of the US Internal Revenue Code of 1986, as amended (the Code) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any amended or successor version), any current or future regulations or agreements (including any intergovernmental agreements) thereunder, official interpretations thereof or any law, regulation or official interpretation implementing any of the foregoing; or

(g)	any combination of the above.

7.2	Interpretation

In these Conditions:

(a)
Relevant Date means the date on which the payment first becomes due but, if the full amount of the money payable has not been received by the Fiscal Agent on or before the due date, it means the date on which, the full amount of the money having been so received, notice to that effect has been duly given to the Noteholders by the Issuer in accordance with Condition 11 (Notices); and

(b)
Relevant Jurisdiction means the Republic of Ireland or any political subdivision or any authority thereof or therein having power to tax (in the case of payments by the Issuer) or Bermuda or any political subdivision or any authority thereof or therein having power to tax (in the case of payments by the Guarantor).

7.3	Additional Amounts

Any reference in these Conditions to any amounts in respect of the Notes shall be deemed also to refer to any additional amounts which may be payable under this Condition.

8.	PRESCRIPTION

Notes and Coupons will become void unless presented for payment within periods of 10 years (in the case of principal) and 5 years (in the case of interest) from the Relevant Date in respect of the Notes or, as the case may be, the Coupons, subject to the provisions of Condition 5 (Payments).

9.	EVENTS OF DEFAULT

9.1	Events of Default

The holder of any Note may give notice to the Issuer that the Note is, and it shall accordingly forthwith become, immediately due and repayable at its principal amount, together with interest accrued to the date of repayment, if any of the following events (Events of Default) shall have occurred and be continuing:

(a)	if default is made in the payment of any principal or interest due in respect of the Notes or any of them and, in the case of interest, the default continues for a period of 10 days; or

(b)
if the Issuer or the Guarantor fails to perform or observe any of its other obligations under these Conditions or the Guarantee and (except in any case where the failure is incapable of remedy, when no continuation or notice as is hereinafter mentioned will be required) the failure continues for the period of 30 days following the service by any Noteholder on the Issuer or the Guarantor (as the case may be) of written notice requiring the same to be remedied; or

(c)
if (i) any Indebtedness for Borrowed Money (as defined below) of the Issuer or the Guarantor becomes due and repayable prematurely by reason of an event of default (however described); (ii) the Issuer or the Guarantor fails to make any payment in respect of any Indebtedness for Borrowed Money on the due date for payment (as extended by any applicable grace and/or remedy period); (iii) any security given by the Issuer or the Guarantor for any Indebtedness for Borrowed Money becomes enforceable; or (iv) default is made by the Issuer or the Guarantor in making any payment due under any guarantee and/or indemnity given by it in relation to any Indebtedness for Borrowed Money of any other person (as extended by any applicable grace and/or remedy period); provided however, that no such event described in sub-clauses (i) - (iv) above shall constitute an Event of Default where the Issuer or the Guarantor is contesting in good faith by, in the reasonable opinion of the Issuer or the Guarantor, as the case may be, appropriate means its liability to make payment thereunder or unless the aggregate Indebtedness for Borrowed Money relating to all such events which shall have occurred and be continuing shall amount to at least

€100,000,000 (or its equivalent in any other currency); or

(d)
if any order is made by any competent court or resolution is passed for the winding up or dissolution of the Issuer or the Guarantor save for the purposes of reorganisation on terms previously approved by an Extraordinary Resolution of the Noteholders; or

(e)
if the Issuer or the Guarantor ceases or threatens to cease to carry on the whole or a substantial part of its business, save for the purposes of reorganisation on terms previously approved by an Extraordinary Resolution of the Noteholders, or the Issuer or the Guarantor stops or threatens to stop payment of, or is unable to, or admits inability to, pay its debts (or any class of its debts) as they fall due or is deemed unable to pay its debts pursuant to or for the purposes of any applicable law, or is adjusted or found bankrupt or insolvent; or

(f)
if (i) proceedings are initiated against the Issuer or the Guarantor under any applicable liquidation, insolvency, composition, reorganisation or other similar laws or an application is made (or documents filed with a court) for the appointment of an administrative or other receiver, manager, administrator, liquidator or other similar official, or an administrative or other receiver, manager, administrator, liquidator or other similar official is appointed, in relation to the Issuer or the Guarantor or, as the case may be, in relation to the whole or a substantial part of the undertaking or assets of any of them or an encumbrancer takes possession of the whole or a substantial part of the undertaking or assets of any of them, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against the whole or a substantial part of the undertaking or assets of any of them, and (ii) in any such case (other than the appointment of an administrator) is not discharged, stayed or otherwise removed within 60 days; or

(g)
if the Issuer or the Guarantor initiates or consents to judicial proceedings relating to itself under any applicable liquidation, insolvency, composition, reorganisation or other similar laws or makes a conveyance or assignment for the benefit of, or enters into any composition or other arrangement with, its creditors generally (or any class of its creditors) or any meeting is convened to consider a proposal for an arrangement or composition with its creditors generally (or any class of its creditors); or

(h)	if the Guarantee ceases to be, or is claimed by the Issuer or the Guarantor not to be, in full force and effect; or

(i)	if the Issuer ceases to be a subsidiary wholly-owned and controlled, directly or indirectly, by the Guarantor; or

(j)	if one or more final judgment(s) or court order(s) for the payment of any amount in excess of
€100,000,000 (or its equivalent in any other currency or currencies) is rendered against the Issuer or the Guarantor and continue(s) unsatisfied and unstayed for a period of 60 days after the date(s) thereof or, if later, the date therein specified for payment or is not otherwise being appropriately contested in good faith; or

(k)
if it is or will become unlawful for the Issuer or the Guarantor to perform or comply with any of their respective obligations under or in respect of the Notes or the Agency Agreement or any such obligations cease or will cease to be legal, valid, binding and enforceable.

9.2	Interpretation

For the purposes of this Condition, Indebtedness for Borrowed Money means any indebtedness (whether being principal, premium, interest or other amounts), other than indebtedness which is non- recourse to the Issuer or the Guarantor, as the case may be, for or in respect of any borrowed money or any liability under or in respect of any acceptance or acceptance credit or any notes, bonds, debentures, debenture stock, loan stock or other securities.

10.	REPLACEMENT OF NOTES AND COUPONS

Should any Note or Coupon be lost, stolen, mutilated, defaced or destroyed it may be replaced at the specified office of the Fiscal Agent upon payment by the claimant of the expenses incurred in connection with the replacement and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Notes or Coupons must be surrendered before replacements will be issued.

11.	NOTICES

11.1	Notices to the Noteholders

All notices to the Noteholders will be valid if published in a leading English language daily newspaper published in London and, so long as the Notes are admitted to trading on, and listed on the Official List of, the Irish Stock Exchange and the rules and regulations of such exchange so require, if an announcement is released by the Issuer through the company's announcement office of the Irish Stock Exchange. It is expected that publication in a newspaper will normally be made in the Financial Times. The Issuer shall also ensure that notices are duly published in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Notes are for the time being listed. Any such notice will be deemed to have been given (i) if published in a leading English language daily newspaper published in London, on the date of the first publication or, where required to be published in more than one newspaper, on the date of the first publication in all required newspapers and (ii) if released by the Issuer through the company's announcement office of the Irish Stock Exchange, on the date of release by the Irish Stock Exchange. Couponholders will be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with this paragraph.

11.2	Notices from the Noteholders

Notices to be given by any Noteholder shall be in writing and given by lodging the same, together with the relative Note or Notes, with the Fiscal Agent or, if the Notes are held in a clearing system, may be given through the clearing system in accordance with its standard rules and procedures.

12.	MEETINGS OF NOTEHOLDERS AND MODIFICATION

12.1	Meetings of Noteholders

The Agency Agreement contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the modification by Extraordinary Resolution of any of these Conditions or the Guarantee or any of the provisions of the Agency Agreement. The quorum at any meeting for passing an Extraordinary Resolution will be one or more persons present holding or representing more than 50 per cent. in principal amount of the Notes for the time being outstanding, or at any adjourned such meeting one or more persons present whatever the principal amount of the Notes held or represented by him or them, except that at any meeting the business of which includes any matter defined in the Agency Agreement as a Basic Terms Modification, including the modification of the Guarantee or certain of these Conditions (including the date of maturity of the Notes or any date for payment of interest thereon, reducing or cancelling the amount of principal or the rate of interest payable in respect of the Notes or altering the currency of payment of the Notes), the necessary quorum for passing an Extraordinary Resolution will be one or more persons present holding or representing not less than two-thirds, or at any adjourned meeting not less than one-third, of the principal amount of the Notes for the time being outstanding. The Agency Agreement provides that (i) a resolution passed at a meeting duly convened and held in accordance with the Agency Agreement by a majority consisting of not less than three-fourths of the votes cast on such resolution, (ii) a resolution in writing signed by or on behalf of the holders of not less than three-fourths in principal amount of the Notes for the time being outstanding or (iii) consent given by way of electronic consents through the relevant clearing system(s) (in a form satisfactory to the Fiscal Agent) by or on behalf of the holders of not less than three-fourths in principal amount of the Notes for the time being outstanding, shall, in each case, be effective as an Extraordinary Resolution of the Noteholders. An Extraordinary Resolution passed by the Noteholders will be binding on all Noteholders, whether or not they are present at any meeting and whether or not they voted on the resolution, and on all Couponholders.

12.2	Modification

(a)	The Fiscal Agent, and, the Issuer and the Guarantor may agree, without the consent of the Noteholders or Couponholders, to:

(i)
any modification of, the Notes, the Coupons or any of the provisions of the Agency Agreement which is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of the law; or

(ii)
any modification (except a Basic Terms Modification (being a matter in respect of which an increased quorum is required as mentioned above)) of the Notes, the Coupons or the Agency Agreement which is not prejudicial to the interests of the Noteholders.

(b)	Any modification shall be binding on the Noteholders and the Couponholders and, unless the Fiscal Agent agrees otherwise, any modification shall be notified by the Issuer to the Noteholders as soon as practicable thereafter in accordance with Condition 11 (Notices).

13.	SUBSTITUTION

13.1	Conditions Precedent to Substitution

The Issuer may, without the consent of the Noteholders, be replaced and substituted by the Guarantor as principal debtor (the Substituted Debtor) in respect of the Notes provided that:

(a)
a deed poll in or substantially in the form scheduled to the Agency Agreement and such other documents (if any) shall be executed by the Substituted Debtor as may be necessary to give full effect to the substitution (together, the Documents) and (without limiting the generality of the foregoing) pursuant to which the Substituted Debtor shall undertake in favour of each Noteholder to be bound by the Conditions of the Notes and the provisions of the Agency Agreement and the Deed of Covenant as fully as if the Substituted Debtor had been named in the Notes and the Agency Agreement and the Deed of Covenant as the principal debtor in respect of the Notes in place of the Issuer (or any previous substitute);

(b)
without prejudice to the generality of Condition 13.1(a) above, where the Substituted Debtor is incorporated, domiciled or resident for taxation purposes in a territory other than the Republic of Ireland, the Documents shall contain a covenant by the Substituted Debtor and/or such other provisions as may be necessary to ensure that each Noteholder has the benefit of a covenant in terms corresponding to the provisions of Condition 7 (Taxation) with the substitution for the references to the Republic of Ireland references to the territory or territories in which the Substituted Debtor is incorporated, domiciled and/or resident for taxation purposes;

(c)
the Documents shall contain a warranty and representation by the Substituted Debtor (i) that the Substituted Debtor and the Issuer has obtained all necessary governmental and regulatory approvals and consents for such substitution and for the performance by the Substituted Debtor of its obligations under the Documents and that all such approvals and consents are in full force and effect, and (ii) that the obligations assumed by the Substituted Debtor under the Documents are all legal, valid and binding in accordance with their respective terms;

(d)	each stock exchange on which the Notes are listed shall have confirmed that following the proposed substitution of the Substituted Debtor the Notes will continue to be listed on such stock exchange;

(e)
the Substituted Debtor shall have delivered to the Fiscal Agent or procured the delivery to the Fiscal Agent of a legal opinion from a leading firm of Bermuda lawyers to the effect that the Documents constitute legal, valid and binding obligations of the Substituted Debtor, such opinion to be dated not more than seven days prior to the date of the substitution of the Substituted Debtor for the Issuer and to be available for inspection during normal business hours by Noteholders at the specified office of the Fiscal Agent;

(f)
the Issuer shall have delivered to the Fiscal Agent or procured the delivery to the Fiscal Agent of a legal opinion from a leading firm of the Republic of Ireland lawyers to the effect that the Documents constitute legal, valid and binding obligations of the Issuer, such opinion to be dated not more than seven days prior to the date of substitution of the Substituted Debtor for the Issuer and to be available for inspection during normal business hours by Noteholders at the specified office of the Fiscal Agent;

(g)
the Issuer shall have delivered to the Fiscal Agent or procured the delivery to the Fiscal Agent of a legal opinion from a leading firm of English lawyers to the effect that the Documents constitute legal, valid and binding obligations of the parties thereto under English law, such opinion to be dated not more than seven days prior to the date of substitution of the Substituted Debtor for the Issuer and to be available for inspection during normal business hours by Noteholders at the specified office of the Fiscal Agent; and

(h)
the Substituted Debtor shall have appointed the process agent appointed by the Issuer in Condition 15 (Governing Law and Submission to Jurisdiction) or another person with an office in England as its agent in England to receive service of process on its behalf in relation to any legal action or proceedings arising out of or in connection with the Notes.

13.2	Assumption by Substitute Debtor

Upon execution of the Documents as referred to in Condition 13.1 (Conditions Precedent to Substitution) above, the Substituted Debtor shall be deemed to be named in the Notes as the principal debtor in place of the Issuer (or of any previous substitute under these provisions) and the Notes shall thereupon be deemed to be amended to give effect to the substitution. The execution of the Documents shall operate to release the Issuer as issuer (or such previous substitute as aforesaid) from all of its obligations as principal debtor in respect of the Notes.

13.3	Deposit of Documents

The Documents shall be deposited with and held by the Fiscal Agent for so long as any Note remains outstanding and for so long as any claim made against the Substituted Debtor by any Noteholder in relation to the Notes or the Documents shall not have been finally adjudicated, settled or discharged. The Substituted Debtor shall acknowledge in the Documents the right of every Noteholder to production of the Documents for the enforcement of any of the Notes or the Documents.

13.4	Notice of Substitution

Not less than 15 days after execution of the Documents, the Substituted Debtor shall give notice thereof to the Noteholders in accordance with Condition 11 (Notices).

14	FURTHER ISSUES

The Issuer may from time to time without the consent of the Noteholders or Couponholders create and issue further notes (Further Notes), having terms and conditions the same as those of the Notes, or the same except for the amount and date of the first payment of interest, which may be consolidated and form a single series with the outstanding Notes. If any such Further Notes are issued pursuant to this Condition 14, references in the Conditions to the “Notes” shall include any such Further Notes.

15	GOVERNING LAW AND SUBMISSION TO JURISDICTION

15.1	Governing Law

The Agency Agreement, the Guarantee, the Deed of Covenant, the Notes, the Coupons and any non- contractual obligations arising out of or in connection with the Agency Agreement, the Guarantee, the Deed of Covenant, the Notes and the Coupons are governed by and construed in accordance with English law.

15.2	Submission to Jurisdiction

(a)
Subject to Condition 15.2(c) below, the English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with the Notes or the Coupons, including any dispute as to their existence, validity, interpretation, performance, breach or termination or the consequences of their nullity and any dispute relating to any non-contractual obligations arising out of or in connection with the Notes and/

or the Coupons (a Dispute) and each of the Issuer, the Guarantor and any Noteholders and Couponholders in relation to any Dispute submits to the exclusive jurisdiction of the English courts.

(b)	For the purposes of this Condition, the Issuer waives any objection to the English courts on the grounds that they are an inconvenient or inappropriate forum to settle any Dispute.

(c)
To the extent allowed by law, the Noteholders and the Couponholders may, in respect of any Dispute or Disputes, take (i) proceedings in any other court with jurisdiction; and (ii) concurrent proceedings in any number of jurisdictions.

15.3	Appointment of Process Agent

The Issuer and the Guarantor each irrevocably appoint Law Debenture Corporate Services Limited at Fifth Floor, 100 Wood Street, London EC2V 7EX as its agent for service of process in any proceedings before the English courts in relation to any Dispute and agree that, in the event of Law Debenture Corporate Services Limited being unable or unwilling for any reason so to act, they will each immediately appoint another person as its agent for service of process in England in respect of any Dispute. The Issuer and Guarantor each agree that failure by a process agent to notify it of any process will not invalidate service. Nothing in this Condition shall affect the right to serve process in any other manner permitted by law.

15.4	Other Documents and the Guarantor

Each of the Issuer and, where applicable, the Guarantor have in the Agency Agreement, the Deed of Covenant and the Guarantee submitted to the jurisdiction of the English courts and appointed an agent in England for service of process, in terms substantially similar to those set out above.

15.5	Waiver of Trial by Jury

WITHOUT PREJUDICE TO CONDITION 15.2 THE ISSUER WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH THE NOTES AND THE COUPONS. THESE CONDITIONS MAY BE FILED AS A WRITTEN CONSENT TO A BENCH TRIAL.

16	RIGHTS OF THIRD PARTIES

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

SCHEDULE 3

FORM OF DEED OF COVENANT

THIS DEED OF COVENANT is made on 15 September 2016 by PartnerRe Ireland Finance DAC (the Issuer) in favour of the account holders or participants specified below of Clearstream Banking S.A. (Clearstream, Luxembourg) and/or Euroclear Bank S.A./N.V. (Euroclear) (each a Clearing System).

WHEREAS:

(A)
The Issuer has entered into an Agency Agreement (the Agency Agreement, which expression includes the same as it may be amended, supplemented, novated or restated from time to time) dated 15 September 2016 between the Issuer, PartnerRe Ltd. as guarantor (the Guarantor), BNP Paribas Securities Services, Luxembourg Branch as fiscal agent (the Fiscal Agent) and the other agents named therein in relation to the issue of €750,000,000 1.25 per cent. Guaranteed Notes due 15 September 2026 (the Notes). The terms and conditions of the Notes (the Conditions) are set out in Schedule 2 to the Agency Agreement.

(B)
Payments of principal and interest in respect of the Notes are unconditionally and irrevocably guaranteed by the Guarantor as provided in a guarantee (the Guarantee) dated 15 September 2016 entered into by the Guarantor.

(C)
The Notes will be issued in bearer form and will initially be represented by, and comprised in, Global Notes (as defined in the Agency Agreement), in each case representing a certain number of underlying Notes (the Underlying Notes).

(D)
Each Global Note may, after issue, be deposited with a depositary for one or more Clearing Systems (each a Relevant Clearing System and together, the Relevant Clearing System). Upon any deposit of a Global Note the Underlying Notes represented by the Global Note will be credited to a securities account or securities accounts with the Relevant Clearing System. Any account holder with the Relevant Clearing System which has Underlying Notes credited to its securities account from time to time (other than any Relevant Clearing System which is an account holder of any other Relevant Clearing System) (each an Accountholder) will, subject to and in accordance with the terms and conditions and operating procedures or management regulations of the Relevant Clearing System, be entitled to transfer the Underlying Notes and (subject to and upon payment being made by the Issuer to the bearer in accordance with the terms of the Global Note) will be entitled to receive payments from the Relevant Clearing System calculated by reference to the Underlying Notes credited to its securities account.

(E)
In certain circumstances specified in each Global Note, the bearer of the Global Note will have no further rights under the Global Note (but without prejudice to the rights which any person may have pursuant to this Deed of Covenant). The time at which this occurs is referred to as the Relevant Time. In those circumstances, each Accountholder will, subject to and in accordance with the terms of this Deed and the Guarantee, acquire against the Issuer and the Guarantor all those rights which the Accountholder would have had if, prior to the Relevant Time, duly executed and authenticated definitive Notes had been issued in respect of its Underlying Notes and the definitive Notes were held and beneficially owned by the Accountholder.

NOW THIS DEED WITNESSES AS FOLLOWS:

1.
If at any time the bearer of the Global Note ceases to have rights under it in accordance with its terms, the Issuer covenants with each Accountholder that each Accountholder shall automatically acquire at the Relevant Time, without the need for any further action on behalf of any person, against the Issuer all those rights which the Accountholder would have had if at the Relevant Time it held and beneficially owned executed and authenticated definitive Notes in respect of each Underlying Note represented by the Global Note which the Accountholder has credited to its securities account with the Relevant Clearing System at the Relevant Time.

The Issuer's obligation under this clause shall be a separate and independent obligation by reference to each Underlying Note which a Accountholder has credited to its securities account with the Relevant Clearing System and the Issuer agrees that a Accountholder may assign its rights under this Deed in whole or in part.

2.
The records of the Relevant Clearing System shall be conclusive evidence of the identity of the Accountholders and the number of Underlying Notes credited to the securities account of each Accountholder. For these purposes a statement issued by the Relevant Clearing System stating:

(a)	the name of the Accountholder to which the statement is issued; and

(b)	the aggregate principal amount of Underlying Notes credited to the securities account of the

Accountholder as at the opening of business on the first day following the Relevant Time on which the Relevant Clearing System is open for business,

shall, in the absence of manifest error, be conclusive evidence of the records of the Relevant Clearing System at the Relevant Time.

3.
In the event of a dispute, the determination of the Relevant Time by the Relevant Clearing System shall (in the absence of manifest error) be final and conclusive for all purposes in connection with the Accountholders with securities accounts with the Relevant Clearing System.

4.
The Issuer undertakes in favour of each Accountholder that, in relation to any payment to be made by it under this Deed, it will comply with the provisions of Condition 7 (Taxation) of the Notes to the extent that they apply to any payments in respect of Underlying Notes as if those provisions had been set out in full in this Deed.

5.
The Issuer will pay any stamp and other similar duties or taxes, including interest and penalties, payable (i) under the laws of the Republic of Ireland or Bermuda in connection with the execution of this Deed and (ii) on any action taken reasonably and in good faith by any Accountholder to enforce the provisions of this Deed.

6.
The Issuer represents, warrants and undertakes to and with each Accountholder that it has all corporate power, and has taken all necessary corporate or other steps, to enable it to execute, deliver and perform this Deed, and that this Deed constitutes legal, valid and binding obligations of the Issuer enforceable in accordance with its terms subject to the laws of bankruptcy, insolvency, examinership and other laws affecting the rights of creditors generally, and general equitable principles (whether court-base or otherwise).

7.
This Deed shall take effect as a deed poll for the benefit of the Accountholders from time to time. This Deed shall be deposited with and held by the Common Safekeeper for Euroclear and Clearstream, Luxembourg until all the obligations of the Issuer under this Deed have been discharged in full.

8.
The Issuer acknowledges the right of every Accountholder to the production of, and the right of every Accountholder to obtain (upon payment of a reasonable charge) a copy of, this Deed, and further acknowledges and covenants that the obligations binding upon it contained in this Deed are owed to, and shall be for the account of, each and every Accountholder, and that each Accountholder shall be entitled severally to enforce those obligations against the Issuer.

9.
If any provision in or obligation under this Deed is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair (i) the validity, legality or enforceability under the law of that jurisdiction of any other provision in or obligation under this Deed, or (ii) the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision in or obligation under this Deed.

10.	(a) This Deed and any non-contractual obligations arising out of or in connection with it are governed by, and construed in accordance with, English law.

(b)
Subject to clause 10(d) below, the English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with it (a Dispute) and each of the Issuer and any Accountholders in relation to any Dispute submits to the exclusive jurisdiction of the English courts.

(c)	For the purposes of this clause 10, the Issuer waives any objection to the English courts on the grounds that they are an inconvenient or inappropriate forum to settle any Dispute.

(d)
To the extent allowed by law, each Accountholder may, in respect of any Dispute or Disputes, take (i) proceedings in any other court with jurisdiction; and (ii) concurrent proceedings in any number of jurisdictions.

(e)
The Issuer irrevocably appoints Law Debenture Corporate Services Limited at Fifth Floor, 100 Wood Street, London EC2V 7EX as its agent under this Deed for service of process in any proceedings before the English courts in relation to any Dispute and agrees that, in the event of Law Debenture Corporate Services Limited being unable or unwilling for any reason so to act, it will immediately appoint another person as its agent for service of process in England in respect of any Dispute. The Issuer agrees that failure by a process agent to notify it of any process will not invalidate service. Nothing in this clause shall affect the right to serve process in any other manner permitted by law.

(f)
WITHOUT PREJUDICE TO CLAUSES 10(b), 10(c) AND 10(d), THE ISSUER WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH THIS DEED. THIS DEED MAY BE FILED AS A WRITTEN CONSENT TO A BENCH TRIAL.

IN WITNESS whereof this Deed has been executed and delivered as a deed poll by the Issuer on the date which appears first on page 1.

SCHEDULE 4 FORM OF GUARANTEE
Guarantee of PartnerRe Ltd.

THIS GUARANTEE is given on 15 September 2016 by PartnerRe Ltd. (the Guarantor). WHEREAS:

(A)
The Guarantor has agreed to guarantee the obligations of PartnerRe Ireland Finance DAC (the Issuer) under (i) the €750,000,000 1.25 per cent. Guaranteed Notes due 15 September 2026 (the Notes) to be issued by the Issuer pursuant to an Agency Agreement (the Agency Agreement) dated

15 September 2016 between the Issuer, the Guarantor, BNP Paribas Securities Services, Luxembourg Branch as Fiscal Agent (the Fiscal Agent) and the other agents named therein and (ii) the Deed of Covenant executed by the Issuer on 15 September 2016 in respect of the Notes (the Deed of Covenant).

(B)
Terms defined in the Conditions of the Notes (the Conditions), the Agency Agreement and the Deed of Covenant and not otherwise defined in this Guarantee shall have the same meaning when used in this Guarantee.

NOW THIS DEED WITNESSES AS FOLLOWS:

1.	The Guarantor as primary obligor unconditionally and irrevocably:

(a)
guarantees to (i) the holder from time to time of each Note or Coupon and (ii) each Accountholder, by way of continuing guarantee the due and punctual payment of all amounts payable by the Issuer on or in respect of the Note or Coupon (including any additional amounts which may become payable under Condition 7 (Taxation) and the Deed of Covenant) as and when the same shall become due according to the Conditions and the Deed of Covenant; and

(b)
agrees that, if and each time that the Issuer fails to make any payments as and when the same become due, the Guarantor will on demand (without requiring the relevant Noteholder or Couponholder or Accountholder first to take steps against the Issuer or any other person) pay to the relevant Noteholder or Couponholder, or as the case may be, the Accountholder the amounts (as to which the certificate of the relevant Noteholder or Couponholder, or as the case may be, the Accountholder shall in the absence of manifest error be conclusive) in the currency in which the amounts are payable by the Issuer under the Notes or the Deed of Covenant.

2.
If any sum which, although expressed to be payable by the Issuer under the Notes, Coupons or the Deed of Covenant is for any reason (whether or not now existing and whether or not now known or becoming known to the Issuer, the Guarantor or any relevant Noteholder, Couponholder and/or Accountholder) not recoverable from the Guarantor on the basis of a guarantee then (a) it will nevertheless be recoverable from it as if it were the sole principal debtors and will be paid by it to the relevant Noteholder, Couponholder and/or Accountholder on demand, and (b) as a separate and additional liability under this Guarantee the Guarantor agrees, as a primary obligation, to indemnify each relevant Noteholder, Couponholder and each Accountholder in respect of such sum by way of a full indemnity in the manner and currency as is provided for in the Notes and the Deed of Covenant, and to indemnify each relevant Noteholder, Couponholder and each Accountholder against all losses, claims, costs, charges and expenses to which it may be subject or which it may incur in recovering such sum.

3.
If any payment received by any relevant Noteholder, Couponholder or Accountholder pursuant to the provisions of the Notes, Coupons or the Deed of Covenant shall (whether on the subsequent bankruptcy, insolvency or corporate reorganisation of the Issuer or, without limitation, on any other event) be avoided or set aside for any reason, such payment shall not be considered as discharging or diminishing the liability of the Guarantor and this Guarantee shall continue to apply as if such payment had at all times remained owing by the Issuer and the Guarantor shall indemnify the relevant Noteholders, Couponholders and/or Accountholders (as the case may be) in respect thereof provided that the obligations of the Issuer and/or the Guarantor under this clause 3 shall, as regards each payment made to any relevant Noteholder, Couponholder or Accountholder which is avoided or set aside, be contingent upon such payment being reimbursed to the Issuer or other persons entitled through the Issuer.

4.
All payments by the Guarantor under this Guarantee shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (Taxes) imposed or levied by or on behalf of any authority having the power to tax, unless the withholding or deduction of the Taxes is required by law. In the event that the Guarantor is so required to withhold or deduct any Taxes imposed or levied by or on behalf of a Relevant Jurisdiction from a payment under this Guarantee, the Guarantor will pay such additional amounts as shall be necessary in order that the net amounts received by the Noteholders, Couponholders and Accountholders after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Notes or, as the case may be, the Coupons, or the Deed of Covenant in the absence of the withholding or deduction; except that no additional amounts shall be payable with respect to any payment in respect of any Note or Coupon or the Deed of Covenant:

(a)
for Taxes in respect of such Note or Coupon or the Deed of Covenant by reason of such Noteholder, Couponholder or Accountholder (or any beneficial owner of any interest in, or rights in respect of, such Note or Coupon) having a present or former connection with the Relevant Jurisdiction other than a mere holding of the Note or Coupon or the receipt of payments in respect thereof; or

(b)	presented for payment in the Republic of Ireland or Bermuda;

(c)
presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by satisfying any statutory requirement or by making a declaration or any other statement, including but not limited to a declaration of residence or non- residence or other similar claim for exemption;

(d)	presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note and/or Coupon to another Paying Agent;

(e)
presented for payment more than 30 days after the Relevant Date except to the extent that the holder thereof would have been entitled to an additional amount on presenting the same for payment on such thirtieth day assuming that day to have been a Presentation Date;

(f)
where such withholding or deduction is required pursuant to Section 1471(b) of the US Internal Revenue Code of 1986, as amended (the Code) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any amended or successor version), any current or future regulations or agreements (including any intergovernmental agreements) thereunder, official interpretations thereof or any law, regulation or official interpretation implementing any of the foregoing; or

(g)	any combination of the above.

5.	The obligations of the Guarantor under this Guarantee shall not be affected by any matter or thing which but for this provision might operate to affect the obligations including, without limitation:

(a)	any time or indulgence granted to or composition with the Issuer or any other person;

(b)	the taking, variation, renewal or release of remedies or securities against the Issuer or any other person; or

(c)	any unenforceability, invalidity or irregularity.

6.
Where any discharge (whether in respect of the obligations of the Issuer or any security for the obligations of the Issuer or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be repaid on bankruptcy, liquidation or otherwise without limitation, the liability of the Guarantor under this Guarantee shall continue as if there had been no discharge or arrangement. The holder of any Note or Coupon or an Accountholder, acting in good faith, shall be entitled to concede or compromise any claim that any payment, security or other disposition is liable to avoidance or repayment.

7.	The Guarantor represents and warrants that:

(a)
the obligations of the Guarantor under this Guarantee constitute the direct, unconditional and (subject to the provisions of clause 6) unsecured obligations of the Guarantor and (subject as provided above) rank and will rank pari passu with all other outstanding unsecured and unsubordinated obligations of the Guarantor, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors' rights; and

(b)	all necessary governmental consents and authorisations for the giving and implementation of this Guarantee have been obtained.

8.
The Guarantor shall be subrogated to all rights of the Noteholders, the Couponholders and the Accountholders, as the case may be, in respect of any amounts paid by the Guarantor pursuant to this Guarantee, provided however that, until all amounts which may be or become payable under the Notes, the Coupons and the Deed of Covenant have been irrevocably paid in full, the Guarantor shall not by virtue of this Guarantee be subrogated to any rights of any holder of any Note or Coupon or any Accountholder or claim in competition with such holders against the Issuer.

9.	This Guarantee shall enure for the benefit of the Noteholders, the Couponholders and the Accountholders

and shall be deposited with and held by the Fiscal Agent.

10.
If any provision in or obligation under this Guarantee is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair (i) the validity, legality or enforceability under the law of that jurisdiction of any other provision in or obligation under this Guarantee, or (ii) the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision in or obligation under this Guarantee.

11.	This Guarantee and any non-contractual obligations arising out of or in connection with it are governed by, and construed in accordance with, English law.

(a)
Subject to subparagraph (c) below, the English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Guarantee, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with it (a Dispute) and each of the Guarantor and any Noteholders, Couponholders or Accountholders in relation to any Dispute submits to the exclusive jurisdiction of the English courts.

(b)	For the purposes of subparagraphs (a) and (c), the Guarantor waives any objection to the English courts on the grounds that they are an inconvenient or inappropriate forum to settle any Dispute.

(c)
To the extent allowed by law, the Noteholders, the Couponholders and the Accountholders may, in respect of any Dispute or Disputes, take (i) proceedings in any other court with jurisdiction and (ii) concurrent proceedings in any number of jurisdictions.

(d)
The Guarantor irrevocably appoints Law Debenture Corporate Services Limited at Fifth Floor, 100 Wood Street, London EC2V 7EX as its agent under this Guarantee for service of process in any proceedings before the English courts in relation to any Dispute and agrees that in the event of Law Debenture Corporate Services Limited being unable or unwilling for any reason so to act, it will immediately appoint another person as its agent for service of process in England in respect of any Dispute. The Guarantor agrees that failure by a process agent to notify it of any process will not invalidate service. Nothing in this sub-paragraph shall affect the right to serve process in any other manner permitted by law.

(e)
WITHOUT PREJUDICE TO SUBPARAGRAPHS (A) TO (C), THE GUARANTOR WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH THIS GUARANTEE. THIS GUARANTEE MAY BE FILED AS A WRITTEN CONSENT TO A BENCH TRIAL.

IN WITNESS whereof this Guarantee has been executed as a deed poll by the Guarantor.

SCHEDULE 5

PROVISIONS FOR MEETINGS OF NOTEHOLDERS

DEFINITIONS

1.	As used in this Schedule, the following expressions have the following meanings unless the context otherwise requires:

Block Voting Instruction means an English language document issued by a Paying Agent in which:

(a)
it is certified that on the date thereof Notes (whether in definitive form or represented by a Global Note) (not being Notes in respect of which a Voting Certificate has been issued and is outstanding in respect of the meeting specified in such Block Voting Instruction) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) are held to its order or under its control or are blocked in an account with a Clearing System and that no such Notes will cease to be so deposited or held or blocked until the first to occur of:

(i)	the conclusion of the meeting specified in such Block Voting Instruction; and

(ii)
the surrender to the Paying Agent, not less than 48 Hours before the time for which such meeting is convened, of the receipt issued by such Paying Agent in respect of each such deposited Note which is to be released or (as the case may require) the Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control or so blocked and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 3(e) of the necessary amendment to the Block Voting Instruction;

(b)
it is certified that each holder of such Notes has instructed such Paying Agent that the vote(s) attributable to the Notes so deposited or held or blocked should be cast in a particular way in relation to the resolution(s) to be put to such meeting and that all such instructions are, during the period commencing 48 Hours prior to the time for which such meeting is convened and ending at the conclusion or adjournment thereof, neither revocable nor capable of amendment;

(c)
the aggregate principal amount of the Notes so deposited or held or blocked is listed distinguishing with regard to each such resolution between those in respect of which instructions have been given that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(d)
one or more persons named in such Block Voting Instruction (each hereinafter called a proxy) is or are authorised and instructed by such Paying Agent to cast the votes attributable to the Notes so listed in accordance with the instructions referred to in (c) above as set out in such Block Voting Instruction;

Clearing System means Euroclear and/or Clearstream, Luxembourg and includes, in respect of any Note, any clearing system on behalf of which such Note is held or which is the bearer or holder of a Note, in either case whether alone or jointly with any other Clearing System(s). For the avoidance of doubt, the provisions of clause 1.2(h) shall apply to this definition;
Eligible Person means any one of the following persons who shall be entitled to attend and vote at a meeting:

(a)	a holder of a Note in definitive form;

(b)	a bearer of any Voting Certificate;

(c)	a proxy specified in any Block Voting Instruction;

Extraordinary Resolution means:

(a)
a resolution passed at a meeting duly convened and held in accordance with the provisions of this Schedule by a majority consisting of not less than three-fourths of the Eligible Persons voting thereon upon a show of hands or, if a poll is duly demanded, by a majority consisting of not less than three-fourths of the votes cast on such poll;

(b)
a resolution in writing signed by or on behalf of the holders of not less than three-fourths in principal amount of the Notes for the time being outstanding (a Written Resolution) which resolution may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the holders; or

(c)
consent given by way of electronic consents through the relevant Clearing System(s) (in a form satisfactory to the Fiscal Agent) by or on behalf of the holders of not less than three- fourths in principal amount of the Notes for the time being outstanding;

Voting Certificate means an English language certificate issued by a Paying Agent in which it is stated:

(a)
that on the date thereof Notes (whether in definitive form or represented by a Global Note) (not being Notes in respect of which a Block Voting Instruction has been issued and is outstanding in respect of the meeting specified in such Voting Certificate) were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) are held to its order or under its control or are blocked in an account with a Clearing System and that no such Notes will cease to be so deposited or held or blocked until the first to occur of:

(i)	the conclusion of the meeting specified in such Voting Certificate; and

(ii)	the surrender of the Voting Certificate to the Paying Agent who issued the same; and

(b)	that the bearer thereof is entitled to attend and vote at such meeting in respect of the Notes represented by such Voting Certificate;

24 Hours means a period of 24 hours including all or part of a day on which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day on which the meeting is to be held) and that period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included all or part of a day on which banks are open for business in all of the places where the Paying Agents have their specified offices; and

48 Hours means a period of 48 hours including all or part of two days on which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day on which the meeting is to be held) and that period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included all or part of two days on which banks are open for business in all of the places where the Paying Agents have their specified offices.

For the purposes of calculating a period of Clear Days in relation to a meeting, no account shall be taken of the day on which the notice of such meeting is given (or in the case of an adjourned meeting, the day on which the meeting to be adjourned is held) or the day on which such meeting is held.

All references in this Schedule to a "meeting" shall, where the context so permits, include any relevant adjourned meeting.

EVIDENCE OF ENTITLEMENT TO ATTEND AND VOTE

2.
A holder of a Note (whether in definitive form or represented by a Global Note) may require the issue by any Paying Agent of Voting Certificates and Block Voting Instructions in accordance with the terms of paragraph 3.

For the purposes of paragraph 3 below the Fiscal Agent and each Paying Agent shall be entitled to rely, without further enquiry, on any information or instructions received from a Clearing System and shall have no liability to any Noteholder or other person for any loss, damage, cost, claim or other liability occasioned by its acting in reliance thereon, nor for any failure by a Clearing System to deliver information or instructions to the Fiscal Agent or any Paying Agent.

The holder of any Voting Certificate or the proxies named in any Block Voting Instruction shall for all purposes in connection with the relevant meeting be deemed to be the holder of the Notes to which such Voting Certificate or Block Voting Instruction relates and the Paying Agent with which such Notes have been deposited or the person holding Notes to the order or under the control of such Paying Agent or the Clearing System in which such Notes have been blocked shall be deemed for such purposes not to be the holder of those Notes.

PROCEDURE FOR ISSUE OF VOTING CERTIFICATES, BLOCK VOTING INSTRUCTIONS AND PROXIES

3.	(a) Definitive Notes - not held in a Clearing System

If Notes have been issued in definitive form and are not held in an account with any Clearing System, the Fiscal Agent may from time to time prescribe further regulations (in accordance with paragraph 23) to enable the holders of such Notes to attend and/or vote at a meeting in respect of such Notes.

(b)	Global Notes and definitive Notes held in a Clearing System - Voting Certificate

A holder of a Note (not being a Note in respect of which instructions have been given to the Fiscal Agent in accordance with paragraph 3(c)) represented by a Global Note or which is in definitive form and is held in an account with any Clearing System may procure the delivery of a Voting Certificate in respect of such Note by giving notice to the Clearing System through which such Noteholder's interest in the Note is held specifying by name a person (an Identified Person) (which need not be the Noteholder himself) to collect the Voting Certificate and attend and vote at the meeting. The relevant Voting Certificate will be made available at or shortly prior to the commencement of the meeting by the Fiscal Agent against presentation by such Identified Person of the form of identification previously notified by such holder to the Clearing System. The Clearing System may prescribe forms of identification (including, without limitation, a passport or driving licence) which it considers appropriate for these purposes. Subject to receipt by the Fiscal Agent from the Clearing
System, no later than 24 Hours before the time for which such meeting is convened, of notification of the principal amount of the Notes to be represented by any such Voting Certificate and the form of identification against presentation of which such Voting Certificate should be released, the Fiscal Agent shall, without any obligation to make further enquiry, make available Voting Certificates against presentation of the form of identification corresponding to that notified.

(c)	Global Notes and definitive Notes held in a Clearing System - Block Voting Instruction

A holder of a Note (not being a Note in respect of which a Voting Certificate has been issued) represented by a Global Note or which is in definitive form and is held in an account with any Clearing System may require the Fiscal Agent to issue a Block Voting Instruction in respect of such Note by first instructing the Clearing System through which such Noteholder's interest in the Note is held to procure that the votes attributable to such Note should be cast at the meeting in a particular way in relation to the resolution or resolutions to be put to the meeting. Any such instruction shall be given in accordance with the rules of the Clearing System then in effect. Subject to receipt by the Fiscal Agent, no later than 24 Hours prior to the time for which such meeting is convened, of notification of the principal amount of the Notes in respect of which instructions have been given and the manner in which the votes attributable to such Notes should be cast, the Fiscal Agent shall, without any obligation to make further enquiry, appoint a proxy to attend the meeting and cast votes in accordance with those instructions.

(d)
Each Block Voting Instruction shall be deposited by the relevant Paying Agent at the place specified by the Fiscal Agent for the purpose not less than 24 Hours before the time appointed for holding the meeting at which the proxy or proxies named in the Block Voting Instruction proposes to vote, and in default the Block Voting Instruction shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting proceeds to business. A copy of each Block Voting Instruction shall (if so requested by the Issuer) be deposited with the Issuer before the commencement of the meeting but the Issuer shall not as a result be obliged to investigate or be concerned with the validity of or the authority of the proxy or proxies named in such Block Voting Instruction.

(e)
Any vote given in accordance with the terms of a Block Voting Instruction shall be valid notwithstanding the previous revocation or amendment of the Block Voting Instruction or of any of the instructions of the relevant Noteholder or the relevant Clearing System (as the case may be) pursuant to which it was executed provided that no intimation in writing of such revocation or amendment has been received from the relevant Paying Agent by the Issuer at its registered office by the time being 24 Hours before the time appointed for holding the meeting at which the Block Voting Instruction is to be used.

CONVENING OF MEETINGS, QUORUM AND ADJOURNED MEETINGS

4.
The Issuer or the Guarantor may at any time, and the Issuer shall upon a requisition in writing in the English language signed by the Noteholders of not less than 10 per cent. in principal amount of the Notes for the time being outstanding, convene a meeting and if the Issuer makes default for a period of seven days in convening such a meeting the same may be convened by the relevant Noteholders. Whenever the Issuer or the Guarantor is about to convene any such meeting the Issuer or the Guarantor, as the case may be, shall forthwith give notice in writing to the Fiscal Agent of the day, time and place of the meeting and of the nature of the business to be transacted at the meeting. Every such meeting shall be held at such time and place approved by the Fiscal Agent.

5.	At least 21 Clear Days' notice specifying the place, day and hour of the meeting shall be given to the Noteholders prior to any meeting in the manner provided by Condition 11 (Notices). Such notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting thereby convened and, where an Extraordinary Resolution will be proposed at the meeting, shall either specify in such notice the terms of such resolution or state fully the effect on the Noteholders of such resolution, if passed. Such notice shall include statements as to the manner in which Noteholders may arrange for Voting Certificates or Block Voting Instructions to be issued. A copy of the notice shall be sent by post to the Issuer (unless the meeting is convened by the Issuer) and to the Guarantor (unless the meeting is convened by the Guarantor).

6.
The person (who may but need not be a Noteholder) nominated in writing by the Issuer shall be entitled to take the chair at the relevant meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting the Noteholders present shall choose one of their number to be Chairman failing which the Issuer may appoint a Chairman. The Chairman of an adjourned meeting need not be the same person as was Chairman of the meeting from which the adjournment took place.

7.
At any such meeting one or more Eligible Persons present and holding or representing in the aggregate more than 50 per cent. in principal amount of the Notes for the time being outstanding shall (subject as provided below) form a quorum for the transaction of business (including the passing of an Extraordinary Resolution) PROVIDED THAT at any meeting the business of which includes any Basic Terms Modification (which shall only be capable of being effected after having been approved by Extraordinary Resolution) the quorum shall be one or more Eligible Persons present and holding or representing in the aggregate not less than two-thirds of the principal amount of the Notes for the time being outstanding. No business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of the relevant business.

8.
If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for such meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall if convened upon the requisition of Noteholders be dissolved. In any other case it shall stand adjourned for such period being not less than 13 Clear Days nor more than 42 Clear Days and to such place as may be appointed by the Chairman either at or subsequent to such meeting and approved by the Fiscal Agent. If within 15 minutes (or a longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Chairman may either dissolve such meeting or adjourn the same for such period, being not less than 13 Clear Days (but without any maximum number of Clear Days) and to such place as may be appointed by the Chairman either at or subsequent to such adjourned meeting and approved by the Fiscal Agent, and the provisions of this sentence shall apply to all further adjourned such meetings.

9.
At any adjourned meeting one or more Eligible Persons present (whatever the principal amount of the Notes so held or represented by them) shall (subject as provided below) form a quorum and shall have power to pass any resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present PROVIDED THAT at any adjourned meeting the quorum for the transaction of business comprising any Basic Terms Modification shall be one or more Eligible Persons present and holding or representing in the aggregate not less than one-third of the principal amount of the Notes for the time being outstanding.

10.	Notice of any adjourned meeting shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 5 and such notice shall state the required quorum.

CONDUCT OF BUSINESS AT MEETINGS

11.
Every question submitted to a meeting shall be decided in the first instance by a show of hands. A poll may be demanded (before or on the declaration of the result of the show of hands) by the Chairman, the Issuer, the Guarantor or any Eligible Person (whatever the amount of the Notes so held or represented by him).

12.
At any meeting, unless a poll is duly demanded, a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

13.
Subject to paragraph 15, if at any such meeting a poll is so demanded it shall be taken in such manner and, subject as provided below, either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

14.
The Chairman may, with the consent of (and shall if directed by) any such meeting, adjourn the same from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

15.	Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

16.
Any director or officer of the Issuer or, as the case may be, the Guarantor, their lawyers and financial advisers and any director or officer of any of the Paying Agents may attend and speak at any meeting. Save as aforesaid, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting unless he is an Eligible Person. No person shall be entitled to vote at any meeting in respect of Notes which are deemed to be not outstanding by virtue of the proviso to the definition of "outstanding" in clause 1.

17.	At any meeting:

(a)	on a show of hands every Eligible Person present shall have one vote; and

(b)	on a poll every Eligible Person present shall have one vote in respect of each €1,000, in principal amount of the Notes held or represented by such Eligible Person.

18.
Without prejudice to the obligations of the proxies named in any Block Voting Instruction, any Eligible Person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

19.
The proxies named in any Block Voting Instruction need not be holders. Nothing herein shall prevent any of the proxies named in any Block Voting Instruction from being a director, officer or representative of or otherwise connected with the Issuer or the Guarantor.

20.
The Noteholders shall in addition to the powers set out above have the following powers exercisable only by Extraordinary Resolution (subject, in the case of an Extraordinary Resolution to be proposed at a meeting, to the provisions relating to quorum contained in paragraphs 7 and 9) namely:

(a)	power to sanction any compromise or arrangement proposed to be made between the Issuer the Guarantor and the Noteholders and Couponholders or any of them;

(b)
power to approve any abrogation, modification, compromise or arrangement in respect of the rights of the Noteholders and Couponholders against the Issuer or the Guarantor against any other or others of them or against any of their property whether such rights arise under this Agreement, the Notes or the Coupons or otherwise;

(c)	power to agree to any modification of the provisions contained in this Agreement or the Conditions, the Notes, the Guarantee or the Deed of Covenant which is proposed by the Issuer or the Guarantor;

(d)	power to give any authority or sanction which under the provisions of this Schedule or the Notes is required to be given by Extraordinary Resolution;

(e)
power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution;

(f)	power to approve any scheme or proposal for the exchange or sale of the Notes for, or the conversion of the Notes into, or the cancellation of the Notes in consideration of, shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or the Guarantor or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as stated above and partly for or into or in consideration of cash; and

(g)	power to approve the substitution of any entity for the Issuer and/or the Guarantor (or any previous substitute) as principal debtor and/or guarantor, as the case may be.

21.
Any Extraordinary Resolution (i) passed at a meeting of the Noteholders duly convened and held (ii) passed as an Extraordinary Resolution in writing or (iii) passed by way of electronic consents given by holders through the relevant Clearing System(s), in accordance with the provisions of this Schedule shall be binding upon all the Noteholders whether present or not or whether or not represented at any meeting and whether or not voting on such Extraordinary Resolution and upon all Couponholders and each of them shall be bound to give effect to the resolution accordingly and the passing of any such Extraordinary Resolution shall be conclusive evidence that the circumstances justify its passing. Notice of the result of voting on any Extraordinary Resolution duly considered by the Noteholders shall be published in accordance with Condition 11 (Notices) by the Issuer within 14 days of the result being known PROVIDED THAT non-publication of such notice shall not invalidate such result.

22.
Minutes of all resolutions and proceedings at every meeting shall be made and entered in books to be from time to time provided for that purpose by the Issuer and any such minutes, if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings transacted shall be conclusive evidence of the matters contained in them and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted at the meeting to have been duly passed or transacted.

23.
Subject to all other provisions contained in this Schedule, the Fiscal Agent may without the consent of the Issuer, the Guarantor, the Noteholders or the Couponholders prescribe any other regulations regarding the calling and/or the holding of meetings of Noteholders and attendance and voting at them as the Fiscal Agent may in its sole discretion think fit (including, without limitation, the substitution for periods of 24 hours and 48 hours referred to in this Schedule of shorter periods). Any regulations prescribed by the Fiscal Agent may but need not reflect the practices and facilities of any relevant clearing system. Notice of any other regulations may be given to Noteholders in accordance with Condition 11 (Notices) and/or at the time of service of any notice convening a meeting.

SCHEDULE 6

ADDITIONAL DUTIES OF THE FISCAL AGENT

The Fiscal Agent and the Issuer will comply with the following provisions:

1.
The Fiscal Agent will inform each of Euroclear and Clearstream, Luxembourg (the ICSDs), through the common service provider appointed by the ICSDs to service the Notes (the CSP), of the initial issue outstanding amount (IOA) for the Notes on or prior to the issue date of the Notes.

2.
If any event occurs that requires a mark up or mark down of the records which an ICSD holds for its customers to reflect such customers' interest in the Notes, the Fiscal Agent will (to the extent known to it) promptly provide details of the amount of such mark up or mark down, together with a description of the event that requires it, to the ICSDs (through the CSP) to ensure that the IOA of the Notes remains at all times accurate.

3.
The Fiscal Agent will at least once every month reconcile its record of the IOA of the Notes with information received from the ICSDs (through the CSP) with respect to the IOA maintained by the ICSDs for the Notes and will promptly inform the ICSDs (through the CSP) of any discrepancies.

4.	The Fiscal Agent will promptly assist the ICSDs (through the CSP) in resolving any discrepancy identified in the IOA of the Notes.

5.
The Fiscal Agent will promptly provide to the ICSDs (through the CSP) details of all amounts paid by it under the Notes (or, where the Notes provide for delivery of assets other than cash, of the assets so delivered).

6.
The Fiscal Agent will (to the extent known to it) promptly provide to the ICSDs (through the CSP) notice of any changes to the Notes that will affect the amount of, or date for, any payment due under the Notes.

7.	The Fiscal Agent will (to the extent known to it) promptly provide to the ICSDs (through the CSP) copies of all information that is given to the holders of the Notes.

8.	The Fiscal Agent will promptly pass on to the Issuer all communications it receives from the ICSDs directly or through the CSP relating to the Notes.

9.	The Fiscal Agent will (to the extent known to it) promptly notify the ICSDs (through the CSP) of any failure by the Issuer to make any payment or delivery due under the Notes when due.

SCHEDULE 7

FORM OF SUBSTITUTION DEED POLL

This Deed Poll is made on [ ] by (i) PartnerRe Ireland Finance DAC as existing issuer (in its capacity as existing issuer of the Notes (as defined below), the Existing Issuer), a designated activity company limited by shares incorporated under the laws of the Republic of Ireland, (ii) PartnerRe Ltd. as the substitute of the Existing Issuer and as the guarantor (in its capacity as the substitute, the Substitute, and in its capacity as the guarantor, the Guarantor), a company incorporated with limited liability under the laws of Bermuda, and
(i)BNP Paribas Securities Services, a société en commandite par actions (S.C.A.) incorporated under the laws of France, registered with the Registre du Commerce et des Sociétés of Paris under number 552 108 011, whose registered office is at 3, Rue d’Antin - 75002 Paris, France and acting through its Luxembourg Branch whose offices are at 60, avenue J.F. Kennedy, L-1855 Luxembourg, having as postal address L-2085 Luxembourg and registered with the Luxembourg trade and companies register under number B. 86 862 in its capacity as fiscal and principal paying agent (the Fiscal Agent).

WHEREAS:

(A)
The Notes have been issued subject to and with the benefit of an Agency Agreement dated 15 September 2016 (the Agency Agreement, which expression includes the same as it may be amended, supplemented or restated from time to time) between the Existing Issuer, the Guarantor, the Fiscal Agent and the other agents named therein.

(B)
The Notes have been issued with the benefit of a deed of covenant dated 15 September 2016 (the Deed of Covenant, which expression includes the same as it may be amended, supplemented or restated from time to time), executed by the Existing Issuer, and a guarantee dated 15 September 2016 (the Guarantee) executed by the Guarantor relating to the Notes.

(C)	It has been proposed that in respect of the Notes there will be a substitution of the Substitute for the

Existing Issuer as the issuer of the Notes (the Substitution). Expressions defined in the Notes and the Agency Agreement have the same meaning in this Deed unless the context requires otherwise.

(D)
On or about the date hereof, the Substitute will execute a Deed of Covenant (the New Deed of Covenant) in favour of the Accountholders (as defined therein) in order to make arrangements for the protection of the interests of Accountholders in the event that the Global Note becomes void in accordance with its terms. For the avoidance of doubt, the Substitute hereby confirms that, with effect on and from the Effective Date, the provisions of the New Deed of Covenant shall apply in respect of the Notes as if the Substitute had been the Existing Issuer mentioned therein and, accordingly, all references in the New Deed of Covenant to “Notes”, “Global Notes” and “Definitive Notes” (and related expressions) shall be deemed to include the Notes.

(E)	Following the Substitution, it is intended that the Notes will cease to benefit from the terms of the Guarantee from and including the Effective Date (as defined below).

(F)	The Notes are listed on the Official List of the Irish Stock Exchange and are admitted to trading on the regulated market of the Irish Stock Exchange.

(G)
References herein to Notes include, where the context so permits the [temporary/permanent] Global Note (the Global Note), [for which interests in the temporary Global Note were exchanged in accordance with the terms of the temporary global Note,] and definitive Notes (if any) issued in exchange for the Global Note in accordance with the terms of the Global Note. References herein to Coupons are to the Coupons relating to the Notes. References herein to Noteholder means any holder of a Note and Couponholder means any holder of a Coupon. Capitalised terms used but not defined herein shall have the meaning ascribed to them in the Conditions of the Notes, contained in the Prospectus dated 13 September 2016 and the Agency Agreement unless the context requires.

THIS DEED WITNESSES as follows:

1.
The Substitute agrees that, with effect from and including the first date on which notice has been given by the Existing Issuer pursuant to Condition 11 (Notices) and all the other requirements of such Condition have been met (the effective date), it shall be deemed to be the "Issuer" for all purposes in respect of the Agency Agreement, the Notes and any Coupons, and accordingly it shall be entitled to all the rights, and subject to all the liabilities, on the part of the Existing Issuer contained in them.

2.	With effect from and including the Effective Date:

(a)
the Existing Issuer is released from all its covenants, conditions and liabilities held in its capacity as issuer of the Notes, contained in the Notes and any Coupons and the Deed of Covenant insofar as they relate to the Notes and the Agency Agreement;

(b)	the Guarantor is released from all its liabilities, in its capacity as guarantor, contained in the Notes and any Coupons and the Guarantee insofar as they relate to the guarantee; and

(c)
the Substitute shall be bound by the Conditions of the Notes and the provisions of the Agency Agreement as fully as if the Substitute had been named in the Notes, the Coupons and the Agency Agreement as the principal debtor in respect of the Notes and Coupons in place of the Existing Issuer. The Agency Agreement shall be read and construed in conjunction with this Deed as if all references therein to the Existing Issuer were references to the Substitute.

3.
For the purposes of Condition 13.1 (Conditions Precedent to Substitution) of the Conditions of the Notes, Condition 7 (Taxation) of the Conditions of the Notes shall be construed as if the Substitute is the Issuer of the Notes and Bermuda is the applicable jurisdiction instead of the Republic of Ireland and Bermuda.

4.
The Substitute agrees that the benefit of the undertakings and the covenants binding upon them contained in this Deed shall be for the benefit of each and every Noteholder and Couponholder and each Noteholder and Couponholder shall be entitled severally to enforce such obligations against the Substitute.

5.
The Substitute hereby agrees that, with effect from the Effective Date, it will duly observe and perform and be bound by all such of the terms and provisions contained in the Agency Agreement as are expressed to be binding on or as apply to the Existing Issuer in respect of the Notes and the Coupons.

6.
The Fiscal Agent hereby agrees and confirms that, with effect on and from the Effective Date, it will act as fiscal agent and paying agent of the Substitute in relation to the Notes and the Coupons and that it will continue to hold all moneys in respect of the Notes paid to it by the Existing Issuer prior to the Effective Date as agent for the Substitute on and subject to the terms, provisions and conditions of the Agency Agreement.

7.	The Existing Issuer represents, warrants and agrees that:

(a)	at the date hereof it is not in default in respect of any amount payable under the Notes; and

(b)	it has obtained all necessary governmental and regulatory approvals and consents for the Substitution and that all such approvals and consents are in full force and effect.

8.
The Substitute agrees that, on or about the date hereof and in any case before the Effective Date, it will execute the New Deed of Covenant (substantially in the form of the Deed of Covenant) in favour of the Accountholders (as defined therein) in order to make arrangements for the protection of the interests of Accountholders in the event that the Global Note becomes void in accordance with its terms.

9.
The Substitute represents, warrants and agrees that (i) it has obtained all necessary governmental and regulatory or other approvals and consents for the Substitution, and has obtained all necessary governmental and regulatory or other approvals and consents for the performance by it of its obligations under this Deed and any other documents to be executed by the Substitute as may be necessary to give full effect to the Substitution (such other documents, together with this Deed and the New Deed of Covenant, the Documents) and that all such approvals and consents are in full force and effect and (ii) that the execution and delivery of the Documents have been duly authorised by it and that the obligations assumed by the Substitute under the Documents are all legal, valid and binding in accordance with their respective terms and enforceable by each Noteholder.

10.
The Existing Issuer and the Substitute each agree that it will use its best endeavours promptly to obtain confirmation from the Irish Stock Exchange that, following the Substitution, the Notes will continue to be listed and admitted to trading on such stock exchange.

11.
The Existing Issuer, the Substitute and the Fiscal Agent agree that legal opinions dated the date hereof as to matters of law relating to (i) the fulfilment of the requirements of Condition 13.1 (Conditions Precedent to Substitution) of the Conditions of the Notes, and (ii) that the Notes and any Coupons are legal, valid and binding obligations of the Substitute, shall be delivered to the Fiscal Agent from [●], legal advisors to the Substitute as to Bermuda law and from [●], legal advisors to the Existing Issuer as to Irish law.

12.
This Deed and the New Deed of Covenant shall be deposited with and held to the exclusion of the Substitute by the Fiscal Agent at its specified office for the time being under the Conditions until complete performance of the obligations contained in the Notes occurs and the Substitute hereby acknowledge the right of every Noteholder to production of this Deed and the New Deed of Covenant and, upon request and payment of the expenses incurred in connection therewith, to the production of a copy hereof certified by the Fiscal Agent to be a true and complete copy.

13.
This Deed may only be amended in the same way as the other Conditions are capable of amendment under Schedule 5 of the Agency Agreement and any such amendment of this Deed will constitute one of the proposals specified in Condition 12 (Meetings of Noteholders and Modification) to which special quorum provisions apply.

14.	This Deed and any non-contractual obligations arising out of or in connection with it are governed by and shall be construed in accordance with English law.

(a)
Subject to paragraph (c) below, the English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with it (a Dispute) and each of the Existing Issuer and the Substitute in relation to any Dispute submits to the exclusive jurisdiction of the English courts.

(b)
For the purposes of this paragraph (b), the Existing Issuer, the Substitute and the Fiscal Agent waive any objection to the English courts on the grounds that they are an inconvenient or inappropriate forum to settle any Dispute.

(c)
To the extent allowed by law, the Fiscal Agent and each Holder may, in respect of any Dispute or Disputes, take (i) proceedings in any other court with jurisdiction; and (ii) concurrent proceedings in any number of jurisdictions.

(d)
No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

(e)
The Existing Issuer and the Substitute each irrevocably appoints Law Debenture Corporate Services Limited at Fifth Floor, 100 Wood Street, London EC2V 7EX as its agent under this Deed for service of process in any proceedings before the English courts in relation to any Dispute and agrees that in the event of Law Debenture Corporate Services Limited being unable or unwilling for any reason so to act, it will immediately appoint another person as its agent for service of process in England in respect of any Dispute. The Existing Issuer and the Substitute each agrees that failure by a process agent to notify it of any process will not invalidate service. Nothing in this sub-paragraph shall affect the right to serve process in any other manner permitted by law.

IN WITNESS whereof this Deed has been executed by and on behalf of the parties hereto as a Deed Poll as of the day and year first above written.

SCHEDULE 8

CLEARING SYSTEM CERTIFICATE OF NON-U.S. CITIZENSHIP AND RESIDENCE

PartnerRe Ireland Finance DAC

€750,000,000
1.25 per cent. Guaranteed Notes due 15 September 2026 unconditionally and irrevocably guaranteed by
PartnerRe Ltd.

This is to certify that, based solely on certifications we have received in writing, by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the nominal amount set forth below (our Member Organisations) substantially to the effect set forth in the Agency Agreement, as of the date hereof, [●] nominal amount of the above-captioned Notes:

(i)is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (United States persons),

(ii)is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv) (financial institutions)) purchasing for their own account or for resale, or (b) acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or

(iii)is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, United States means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest in respect of) the Temporary Global Note excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as at the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.